Exhibit 10.14

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

OF

DLS POWER HOLDINGS, LLC

(A DELAWARE LIMITED LIABILITY COMPANY)

DATED AS OF APRIL 2, 2007

* * * * * * * * * *

THE MEMBERSHIP INTERESTS REPRESENTED BY THIS LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES ACTS OR OTHER SIMILAR STATUTES IN RELIANCE UPON EXEMPTIONS UNDER THOSE ACTS. THE SALE OR OTHER DISPOSITION OF THE MEMBERSHIP INTERESTS IS PROHIBITED UNLESS SUCH SALE OR DISPOSITION IS MADE IN COMPLIANCE WITH ALL SUCH APPLICABLE ACTS, OR UNLESS AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH TRANSFER. ADDITIONAL RESTRICTIONS ON TRANSFER OF THE MEMBERSHIP INTERESTS ARE SET FORTH IN THIS AGREEMENT. BY ACQUIRING ITS MEMBERSHIP INTEREST IN THE COMPANY, EACH MEMBER REPRESENTS THAT IT HAS ACQUIRED ITS MEMBERSHIP INTEREST FOR INVESTMENT AND THAT IT WILL NOT SELL OR OTHERWISE DISPOSE OF THE MEMBERSHIP INTEREST WITHOUT REGISTRATION OR OTHER COMPLIANCE WITH THE AFORESAID ACTS AND THE RULES AND REGULATIONS THEREUNDER, UNLESS AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH THE TRANSFER, AND THE REQUIREMENTS OF THIS AGREEMENT.

LIMITED LIABILITY COMPANY AGREEMENT

OF

DLS Power Holdings, LLC

i

ii

Exhibit A:	Members and Capital Contributions
Exhibit B:	Existing Developments
Exhibit C:	Project Subs and Development Projects
Exhibit D:	Development Principles
Exhibit E:	Term Sheet

iii

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

OF

DLS Power Holdings, LLC

This Amended and Restated Limited Liability Company Agreement of DLS Power Holdings, LLC, a Delaware limited liability company (the “Company”), dated effective as of April 2, 2007 (the “Effective Date”), is entered into by the undersigned Members of the Company whose names are listed on Exhibit A to this Agreement.

RECITALS

WHEREAS, pursuant to a limited liability company agreement dated as of March 26, 2007 (the “Existing LLC Agreement”), LS Power Associates, L.P., a Delaware limited partnership (together with its successors and permitted assigns, “LSP Member”), previously formed the Company and contributed to the Company 100% of the membership interests it owned (the “Existing Membership Interests”) in the entities listed on Exhibit C (the “Existing SPVs”), in exchange for 100% of the Interests of the Company;

WHEREAS, in connection with the transactions contemplated by the Plan of Merger, Contribution and Sale Agreement dated as of September 14, 2006 (the “Merger Agreement”), by and among Dynegy Inc. (formerly named Dynegy Acquisition, Inc.), a Delaware corporation (“Dynegy”), Falcon Merger Sub Co., an Illinois corporation and a wholly owned subsidiary of Dynegy, LSP Member, LSP Gen Investors, LP, a Delaware limited partnership, LS Power Equity Partners PIE I, LP, a Delaware limited partnership, LS Power Equity Partners, L.P., and Dynegy Inc., an Illinois corporation, LSP Member has contributed 50% of the Interests of the Company to Dynegy;

WHEREAS, as a result of such transactions, as of the Effective Time (as defined in the Merger Agreement, Dynegy and LSP Member each owns 50% of the Interests of the Company, and the Company owns 100% of the Interests of the Existing SPVs;

WHEREAS, immediately after the Effective Time, Dynegy owns certain rights and interests in or in respect of the Existing Developments described in Part II and Part III of Exhibit B (the “Existing Dynegy Non-SPV Developments”);

WHEREAS, immediately after the Effective Time, LSP Member owns certain rights and interests in or in respect of the Existing Developments described in Part I-B of Exhibit B (the “Existing LSP Non-SPV Developments”);

WHEREAS, the Members desire to develop projects through subsidiaries of the Company during the term of the Company and pursuant to the terms of this Agreement; and

WHEREAS, the Members desire to set forth, inter alia, the terms and conditions of their agreements and understandings concerning their respective undertakings as well as to regulate the operation and management of the Company and their investment therein by amending and restating the Existing LLC Agreement.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members hereby agree that the Existing LLC Agreement is hereby amended and restated in its entirety to read as follows:

ARTICLE 1

DEFINITIONS; CONSTRUCTION

Section 1.1 Construction. Any reference to any federal, state, provincial, local or foreign law will be deemed also to refer to such law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. Any reference to any contract or agreement (including schedules, exhibits and other attachments thereto), including this Agreement, will be deemed also to refer to such agreement as amended, restated or otherwise modified, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context requires otherwise. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. Where this Agreement states that a Party “will” or “shall” perform in some manner or otherwise act or omit to act, it means that such Party is legally obligated to do so in accordance with this Agreement. The captions, titles and headings included in this Agreement are for convenience only and do not affect this Agreement’s construction or interpretation. Any reference to an Article, Section or Schedule in this Agreement shall refer to an Article or Section of, or Schedule to, this Agreement, unless the context otherwise requires.

Section 1.2 Definitions. The capitalized terms used in this Agreement shall, unless the context otherwise requires, have the meanings specified in this Section 1.2.

“Acceptance Period” is defined in Section 13.3(a).

“Accepted Future Development” means any power project development that is an “Accepted Future Development” under the Devco LLC Agreement.

“Adjusted Capital Account” means a Capital Account determined and maintained for each Member throughout the term of the Company, the balance of which shall be equal to such Member’s Capital Account balance, modified as follows:

(a) increased by the amount, if any, of such Member’s share of the Minimum Gain of the Company as determined under Treas. Reg. §1.704-2(g)(1);

(b) increased by the amount, if any, of such Member’s share of the Minimum Gain attributable to Partner Nonrecourse Debt of the Company pursuant to Treas. Reg. §1.704-2(i)(5);

(c) decreased by the amount, if any, of cash that is reasonably expected to be distributed to such Member, but only to the extent that the amount thereof exceeds any offsetting increase to such Member’s Capital Account that is reasonably expected to occur during (or prior to) the tax year during which such distributions are reasonably expected to be made (as determined under Treas. Reg. §1.704-1(b)(2)(ii)(d)(6));

(d) decreased by the amount, if any, of loss and deduction that is reasonably expected to be allocated to such Member pursuant to section 704(e)(2) or section 706(d) of the Code, Treas. Reg. §1.751-1(b)(2)(ii) or Treas. Reg. §1.704-1(b)(2)(iv)(k); and

(e) increased by the amount, if any, that the Member is required to contribute to the Company under this Agreement.

“Affiliate” means, with respect to any relevant Person, any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, the relevant Person; provided, however, that for purposes of this Agreement (a) none of Dynegy or any of its subsidiaries shall be deemed an Affiliate of any Shareholder (as defined in the Shareholder Agreement) and (b) none of the Class B Directors (as defined in the Shareholder Agreement) shall be deemed an Affiliate of Dynegy or any of its subsidiaries.

“Agreement” means this Limited Liability Company Agreement.

“Annual Plan” means, with respect to any Development Project owned by a Project Sub, the annual project development plan relating to such Development Project, including a development spending plan and schedule, and an operations budget (including planned development spending and revenues from project maturation), which plan shall be determined (i) by Devco in accordance with the Devco LLC Agreement during the term of the Project Sub Agreement and (ii) thereafter by the Board.

“Answer” is defined in Section 16.4(b).

“Arbitrable Dispute” means any Dispute that involves solely the determination of value or money damages (other than a determination of Fair Market Value) and does not involve the application or interpretation of the law or the interpretation of provisions of this Agreement.

“Bankruptcy” of a Person means the occurrence of any of the events described in section 18-304(1) or (2) of the Delaware Act with respect to such Person.

“Board” means the Managers collectively.

“Book Depreciation” means, for each fiscal year (or other period for which Book Depreciation must be computed), the depreciation, amortization or other cost recovery deduction allowable for federal income tax purposes with respect to an asset, except that, if the Book Value of an asset differs from its adjusted tax basis at the beginning of the year, Book Depreciation will be an amount which bears the same ratio to Book Value at the beginning of the year as the federal income tax depreciation, amortization or other cost recovery deduction for the year bears to the beginning adjusted tax basis; provided, however, that if the adjusted tax basis of the asset at the beginning of the year is zero, Book Depreciation will be determined by the Members using any reasonable method.

“Book Value” means with respect to any asset, the adjusted basis of the asset for federal income tax purposes, adjusted as provided in Section 7.13.

“Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the States of Texas or New York shall not be regarded as a Business Day.

“Capital Account” means an account maintained for each Member pursuant to Section 7.1.

“Capital Contributions” means the total amount of cash and other property contributed to the Company by a Member.

“Certificate” means the Certificate of Formation of the Company, initially filed with the Secretary of State of Delaware on March 26, 2006, as amended, restated, supplemented and otherwise modified from time to time.

“Change in Control” means, with respect to any Member, the transfer of equity interests issued by such Member, or the transfer (whether by a direct assignment, a sale of all or substantially all of the assets of any Person that Controls such Member or any merger, consolidation, conversion, share exchange, or similar statutory reorganization of any such Person) of equity interests of any Person that Controls such Member, resulting in a change in the Person that ultimately Controls such Member; provided, however, that a Change in Parent Control shall not be a Change in Control.

“Change in Parent Control” means: (a) with respect to Dynegy, any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), other than (i) a trustee or other fiduciary holding securities under an employee benefit plan of Dynegy or of any subsidiary of Dynegy, (ii) ChevronTexaco and its Affiliates, or (iii) LSP Member and its Affiliates, shall have acquired beneficial ownership (within the meaning of Rules 13d-3 and 13d-5 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of securities of Dynegy (or other securities convertible into such securities) representing 40% or more of the combined voting power of all securities of Dynegy entitled to vote in the election of directors, other than securities having such power only by reason of the happening of a contingency; and (b) with respect to LSP Member, the transfer (whether by a direct assignment, a sale of all or substantially all of the assets of any Person that Controls LSP Member or any merger, consolidation, conversion, share exchange, or similar statutory reorganization of any such Person) of equity interests of any Person that Controls LSP Member, resulting in a change in the Person that ultimately Controls LSP Member.

“Change in Parent Control Member” is defined in Section 12.4(a).

“Change in Parent Control Notice” is defined in Section 12.4(a).

“Claimant” is defined in Section 16.4(b).

“Code” means the Internal Revenue Code of 1986.

“Company” is defined in the introductory paragraph.

“Continuing Member” is defined in Section 13.6.

“Control” (or variations thereof) means, when used with respect to a Person or Persons, (a) in the case of a corporation, general partnership or limited liability company, possession, directly or indirectly, of more than 50% of the outstanding voting power of such entity, (b) in the case of a limited partnership, the ownership by such Person or Persons, directly or indirectly, of more than 50% of the general partner interest in such limited partnership, (c) in the case of a trust (i) such Person serving as the sole trustee of such trust or, in the case of multiple trustees, the possession by such Person or Persons, directly or indirectly, of more than 50% of the voting power of all trustees of such trust, or (ii) such Person or Persons constituting 50% of more in interest of the primary beneficiaries of such trust.

“Curative Allocations” means allocations pursuant to Section 7.11 of items of income and loss as determined for purposes of maintaining the Capital Accounts.

“Damages” means all damages, liabilities, payments, amounts paid in settlement, obligations, fines, penalties, costs, expenses (including reasonable fees and expenses of outside attorneys, accountants and other professional advisors and of expert witnesses and other costs (including the allocable portion of the indemnitee’s internal costs) of investigation, preparation and litigation in connection with any dispute) of any kind or nature whatsoever.

“Default Interest Rate” means the lower of (a) the highest rate permitted by applicable law or (b) (i) on the date of determination (or, if such date is not a business day in London, the next business day in London), the offered rate (“LIBOR”) for deposits in United States Dollars for the three-month period beginning on such date that appears on Telerate Page 3750 as of 11:00 a.m. London time (provided, that if such interest rates shall cease to be available from Telerate News Service, such rate shall be determined from such financial reporting service or other information as shall be mutually acceptable to the Members) plus (ii) 8.00%.

“Defaulting Member” has the meaning set forth in Section 5.2(e).

“Delaware Act” means the Delaware Limited Liability Company Act.

“Delaware Courts” is defined in Section 17.2(b).

“Delinquent Member” is defined in Section 5.2(f).

“Determined Fair Market Value” means, with respect to any Project Sub, the greater of such Project Sub’s (i) net book value (determined in accordance with GAAP) or (ii) Fair Market Value.

“Devco” means DLS Power Development Company, LLC, a Delaware limited liability company.

“Devco LLC Agreement” means the limited liability company agreement of Devco.

“Development Projects” means Existing Developments and Accepted Future Developments.

“Discontinuing Member” is defined in Section 13.6.

“Dispute” is defined in Section 16.1.

“Dynegy” means Dynegy Inc. (formerly named Dynegy Acquisition, Inc.), a Delaware corporation.

“Dynegy Expansion Projects” means the Dynegy Projects and the Development Projects identified in Parts II and III of Exhibit B, other than any Development Projects that will, when completed, replace existing power generating facilities owned or controlled by Dynegy or any Affiliate thereof on the Effective Date, including the South Bay Replacement Project.

“Dynegy Projects” means the Development Projects identified as Dynegy Projects in Exhibit C.

“Dynegy Project Sub” means any Project Sub that owns a Dynegy Project or any other Development Project identified in Part II of Exhibit B.

“Dynegy Purchase Notice” is defined in Section 13.4(a).

“Effective Date” is defined in the introductory paragraph.

“Existing Developments” means the development projects described on Part I of Exhibit B.

“Existing Dynegy Non-SPV Developments” is defined in the recitals.

“Existing LSP Non-SPV Developments” is defined in the recitals.

“Existing Membership Interests” is defined in the recitals.

“Existing SPVs” is defined in the recitals.

“Fair Market Value” means, with respect to any property, the cash price at which a willing seller would sell and a willing buyer would buy such property in an arm’s length transaction with a reasonable time period within which to conduct negotiations. Fair Market Value shall be determined based on all relevant information, including available financial and operational information regarding such property, the phase of such property’s development, the status or existence of any relevant contracts or permits relating to such property and any environmental or other conditions relevant to such property.

“Final Appraiser” means an independent institution of national reputation, qualified to determine the fair market value of property in question.

“Financing Plan” is defined in the Devco LLC Agreement.

“Governance Dispute” is defined in Section 13.2(a).

“Governance Dispute Project Sub” is defined in Section 13.2(a).

“Governance Dispute Offer” is defined in Section 13.2(a).

“Governance Dispute Offeror” is defined in Section 13.2(a).

“Governance Dispute Offeree” is defined in Section 13.2(a).

“Indemnified Person” is defined in Section 15.1(a).

“Initial Appraiser” means an independent institution of national reputation, qualified to determine the fair market value of property in question.

“Initial Non-Cash Contributions” is defined in Section 5.2(a).

“Initial Cash Contributions” is defined in Section 5.2(b).

“Intent to Transfer Notice” is defined in Section 13.3(a).

“Interest” means all rights and interests of a Member or other Person in the Company under this Agreement, the Delaware Act or applicable law, including (a) the right of a Member or other Person to receive allocations of income and loss and distributions of cash, property or liquidation proceeds under this Agreement and (b) all management rights, voting rights or rights to consent related thereto.

“Lending Member” is defined in Section 5.2(f)(ii).

“LSP Member” is defined in the recitals.

“Managers” means the individuals appointed to manage the business of the Company pursuant to Article 10.

“Members” means the Persons designated as Members on Exhibit A and any other Persons hereafter admitted as a Member of the Company.

“Merger Agreement” is defined in the recitals.

“Minimum Gain” has the meaning assigned to that term in Treas. Reg. §1.704-2(d).

“Modified 752 Share of Recourse Debt” means, as of any date, the amount (if any) of the economic risk that a Member is treated, as of such date, as bearing under Treas. Reg. §1.752-2 with respect to recourse debt (i.e., debt of the Company which is not Partner Nonrecourse Debt or a Nonrecourse Liability).

“Negotiation Period” is defined in Section 16.1.

“Nonrecourse Deductions” has the meaning assigned to that term in Treas. Reg. §1.704-2(b)(1).

“Nonrecourse Liability” has the meaning assigned to that term in Treas. Reg. §1.704-2(b)(3).

“Non-Transferring Member” is defined in Section 13.3(a).

“Obligation” is defined in Section 5.2(f)(ii)(B).

“Other Assets” is defined in Section 13.3(c).

“Partner Nonrecourse Debt” has the meaning assigned to that term in Treas. Reg. §1.704-2(b)(4).

“Partner Nonrecourse Deductions” has the meaning assigned to that term in Treas. Reg. §1.704-2(i)(2).

“Partner Nonrecourse Debt Minimum Gain” has the meaning assigned to that term in Treas. Reg. §1.704-2(i)(3).

“Person” means an individual, corporation, partnership, limited partnership, limited liability company, trust or other entity.

“Profit and Loss” mean, for each fiscal year of the Company (or other period for which Profit or Loss must be computed), the Company’s taxable income or loss determined in accordance with section 703(a) of the Code, with the following adjustments: (i) the adjustments provided by Section 7.1(b) shall be made; (ii) Regulatory Allocations shall be excluded; and (iii) the Curative Allocations shall be excluded.

“Project Sub” means a subsidiary of the Company.

“Project Sub Agreement” means the agreement between the Company and Devco pursuant to which Devco provides development and/or management services to the Project Subs.

“Project Sub LLC Agreement Term Sheet” means the form of Project Sub LLC Agreement Term Sheet attached hereto as Exhibit E.

“Proposed Change in Parent Control Notice” is defined in Section 12.4.

“Proposed Resolution” is defined in Section 16.4(d).

“Purchase Offer” is defined in Section 13.3(a).

“Regulatory Allocations” means the allocations pursuant to Sections 7.6, 7.7, 7.8, 7.9, 7.10, 7.11 or 7.14 of items of income, gain, loss or deduction as determined for purposes of maintaining the Capital Accounts.

“Reply” is defined in Section 16.4(b).

“Respondent” is defined in Section 16.4(b).

“Section 705(a)(2)(B) Expenditure” means any expenditure of the Company described in section 705(a)(2)(B) of the Code and any expenditure considered to be an expenditure described in section 705(a)(2)(B) of the Code pursuant to section 704(b) of the Code and the Treasury Regulations thereunder.

“Securities Act” means the Securities Act of 1933.

“Shared Facilities Provisions” means provisions that will (a) enable Dynegy and its Affiliates, as contemplated by Section 5.2(a), to convey or otherwise provide to owners of the relevant Development Projects appropriate interests in or rights in respect of property, assets or facilities associated with existing operating generating facilities that will be shared with or otherwise utilized by such Development Projects, without payment by such owner of any consideration (except as contemplated by Section 5.2(a)) and without the need for any lender or other third-party consent, and (b) enable the relevant Development Projects, through appropriate intercreditor arrangements or otherwise, to be financed by way of traditional non-recourse financing structures, taking into account the risk that, without such provisions, following a financing default, the relevant Dynegy entities’ secured lenders (or, following a bankruptcy or similar occurrence, the Dynegy entities themselves) could desire to own, and could attempt to exercise rights and remedies with a view toward owning, any shared property and/or facilities free and clear of the interests or rights in or in respect of such property or facilities held by the owners of the relevant Development Projects.

“Shareholder Agreement” means the Shareholder Agreement dated as of September 14, 2006, among Dynegy and the shareholders party thereto.

“Specified Price” is defined in Section 13.3(a).

“Subject Interest” is defined in Section 13.3(a).

“Tax Distribution” is defined in Section 7.2(a).

“Transfer” means a voluntary or involuntary sale, assignment, transfer, conveyance, exchange, foreclosure, bequest, devise, gift, mortgage, pledge, grant of a security interest, encumbrance, or any other alienation (in each case, with or without consideration) of any right, interest, or obligation with respect to all or any portion of an Interest, including a Foreclosure Transfer.

“Transfer Offer Notice” is defined in Section 13.3(a).

“Transfer Option Period” is defined in Section 13.3(a).

“Transferring Member” is defined in Section 13.3(a).

“Treasury Regulations” or “Treas. Reg.” means the regulations promulgated by the U.S. Treasury Department pursuant to the Code.

“Unanimous Board Approval” is defined in Section 10.6.

“Unanimous Member Approval” means the approval of all Members other than Delinquent Members.

ARTICLE 2

FORMATION

Section 2.1 Formation. The Company has been formed as a limited liability company under and pursuant to the provisions of the Delaware Act. Except as expressly provided herein to the contrary, the Delaware Act shall govern the rights and obligations of the Members and the administration and termination of the Company. The Company shall cause to be filed such other certificates or documents as may be required for the formation and operation of a limited liability company in Delaware or any other state in which the Company may elect to do business. The Company shall file any necessary amendments to the Certificate and do all things requisite to the maintenance of the Company as a limited liability company under the laws of the State of Delaware and any other state in which the Company may elect to do business.

Section 2.2 Term. Subject to earlier termination pursuant to the terms of this Agreement, the Company’s existence shall be perpetual.

Section 2.3 Merger. The Company may merge with or into another limited liability company or other entity, or enter into an agreement to do so, subject to the requirements of the Delaware Act.

Section 2.4 No State Law Partnership. No provision of this Agreement shall be deemed or construed to constitute the Company a partnership or any Member a partner of any other Member for any purposes other than for federal and state tax purposes. Without limiting the generality of the foregoing, each Member acknowledges and agrees that it has no rights, claims or remedies against any other Member in respect of any fiduciary or similar duties, whether in equity or at law.

ARTICLE 3

NAME; PLACE OF BUSINESS; REGISTERED OFFICE AND AGENT

Section 3.1 Name. The name of the Company is “DLS Power Holdings, LLC” or such other name as is set forth on the Certificate from time to time.

Section 3.2 Assumed Names. The Company may do business under one or more assumed names as approved by the Members. In connection with the use of any such assumed names, the Company shall comply with all applicable assumed name statutes.

Section 3.3 Registered Office; Registered Agent. The registered office of the Company required by the Delaware Act to be maintained in the State of Delaware shall be the initial registered office named in the Certificate or such other office (which need not be a place of business of the Company) as the Members may designate from time to time in the manner provided by law. The registered agent of the Company in the State of Delaware shall be the initial registered agent named in the Certificate of Formation of the Company or such other

Person as the Members may designate from time to time in the manner provided by law. The principal office of the Company shall be located at Two Tower Center, 11th Floor, East Brunswick, NJ 08816 or such other location as the Members may designate from time to time. The Company may have such other offices as the Members may designate from time to time.

ARTICLE 4

PURPOSES

The purposes of the Company are (a) to own, indirectly through the Project Subs, and pursue development of, the Development Projects, and (b) carrying on any activities reasonably relating thereto or arising therefrom and doing anything reasonably incidental or necessary with respect to the foregoing, including, without limitation, activities related to the construction, financing and operation of the Development Projects. The Members intend that the Company will not own any material assets other than (i) the Development Projects or membership interests in Project Subs that own Development Projects, (ii) other assets incidental to the Project Subs and the Development Projects, (iii) cash and cash equivalents, and (iv) its rights under the Project Sub Agreement.

ARTICLE 5

MEMBERS

Section 5.1 Members. The Members of the Company and their respective Capital Contributions and Interests are shown on Exhibit A, which Exhibit shall be amended from time to time (with no Member approval required) to reflect admission of Member(s), transfers of Interest(s) or Capital Contributions made, in each case in accordance with this Agreement.

Section 5.2 Capital Contributions.

(a) Immediately following the Effective Time: (i) Dynegy shall contribute all of its right, title and interest in the Existing Dynegy Non-SPV Developments and (ii) LSP Member shall contribute all of its right, title and interest in the Existing LSP Non-SPV Developments (collectively, the “Initial Non-Cash Contributions”). Concurrently with the contribution by either Member of its ownership interest in any Project Sub, if the name of such Project Sub contains a reference to “LS Power”, “LSP” or “Dynegy”, the name of such Project Sub shall be changed to a new name that does not contain such reference. The capital contributions contemplated by clauses (i) and (ii) of this Section 5.2(a) shall be effectuated by way of execution by the Member making the contribution of a quitclaim deed and/or one or more comparable instruments pursuant to which the Member making the contribution will convey to the Company all right, title and interest of such Member in and to: (x) the development opportunities related to the Existing Dynegy Non-SPV Developments or the Existing LSP Non-SPV Developments, as the case may be, (y) any and all rights or interests of such Member (and its Affiliates) associated with such development opportunities and (z) in the case of a development opportunity that may utilize the project site and/or facilities of an existing operating generating facility (or, in the case of a development opportunity that, when completed, will replace an existing operating generating facility, that may utilize emissions reduction credits or other assets associated with such existing operating generating facility, once such credits or other assets are no longer used or usable by such existing operating generating facility) the right to acquire or utilize a portion of such project site, share such facilities and/or utilize such credits or other assets (but only once such credits or other assets are no longer used or usable by the existing operating generating facility being replaced) without any requirement to pay any additional consideration to the Person that owns or controls such project site, facilities and/or credits or other assets (other than a requirement to pay such Person an amount equal to the direct out-of-pocket costs incurred by such Person in connection with the Company’s or the applicable Project Sub’s utilization of such portion of the project site, credits or other assets or sharing of such facilities); provided, however, that if and to the extent required at any time pursuant to loan or credit agreement (or comparable financing document) or participation agreement (or comparable co-ownership document) covenants applicable to the Person that owns or controls such project site, facilities, credits and/or other assets, such Person may charge the Company (or the relevant Project Sub) consideration in an amount not to exceed the consideration that would be paid in an “arm’s-length” transaction; and provided, further, that each of the Members agrees, and agrees to cause its Affiliates, in connection with any financing transaction that closes on or after the Effective Date that includes covenants applicable to the Persons that own or control the project sites, facilities, credits and/or other assets in question: (1) to use commercially reasonable efforts to exclude from the documentation for such financing transaction any covenants that would require payment of any consideration to any such Person in connection with such utilization of a project site, credits or other assets or such sharing of facilities (other than a requirement to pay such Person an amount equal to the direct out-of-pocket costs incurred by such Person in connection with the Company’s or the applicable Project Sub’s utilization of such portion of the project site, credits and/or other assets or sharing of such facilities) and (2) to use commercially reasonable efforts to have the documentation for such financing transaction include Shared Facilities Provisions.

(b) The cash Capital Contribution made by each Member for its Interest as of the Effective Date are shown under the column heading “Capital Contribution” on Exhibit A. Immediately after the contributions described in Section 5.2(a) and this Section 5.2(b) are made, the Capital Accounts of the Members shall be identical.

(c) So long as the Project Sub Agreement remains in effect, the Members shall make such additional cash Capital Contributions as are requested by Devco from time to time for further contribution to any Project Sub to fund the development of such Project Sub’s Development Project in accordance with the Project Sub Agreement and the Devco LLC Agreement. Any such Capital Contribution shall immediately be contributed to the applicable Project Sub.

(d) Each Member shall make such additional Capital Contributions that are approved by Unanimous Board Approval.

(e) No Member shall be required to make any Capital Contribution other than (i) the Initial Non-Cash Contributions, (ii) the Initial Cash Contributions and (iii) Capital Contributions made pursuant to Section 5.2(c) or Section 5.2(d).

(f) If a Member does not contribute by the time required all or any portion of a Capital Contribution such Member is required to make as provided in this Agreement, the Company (or the other Member on its behalf) may exercise, on written notice to such Member (the “Delinquent Member”), one or more of the following remedies (at the option of the Company or such other Member):

(i) taking such action (including court proceedings) as the Company (or such Member) may deem appropriate to obtain payment by the Delinquent Member of the portion of the Delinquent Member’s Capital Contribution that is in default, along with the costs and expenses associated with the collection of such Delinquent Member’s Capital Contribution;

(ii) permitting the other Member (the “Lending Member”) to advance the portion of the Delinquent Member’s Capital Contribution that is in default, with the following results:

(A) the sum advanced constitutes a loan from the Lending Member to the Delinquent Member and a Capital Contribution of that sum to the Company by the Delinquent Member pursuant to the applicable provisions of this Agreement,

(B) the principal balance of the loan and all accrued unpaid interest thereon (collectively, the “Obligation”) is due and payable in whole on the tenth Business Day after the day written demand requesting payment of the Obligation is made by the Lending Member to the Delinquent Member,

(C) the amount lent bears interest at the Default Interest Rate from the date on which the advance is deemed made until the date that the loan, together with all interest accrued thereon, is repaid to the Lending Member,

(D) all distributions from the Company that otherwise would be made to the Delinquent Member (whether before or after dissolution of the Company) instead will be paid to the Lending Member until the Obligation has been paid in full to the Lending Member (with payments being applied first to accrued and unpaid interest and second to principal),

(E) the payment of the Obligation is secured by a security interest in the Delinquent Member’s Interest, as more fully set forth in Section 5.2(g), and

(F) the Lending Member has the right, in addition to the other rights and remedies granted to it pursuant to this Agreement or available to it at law or in equity, to take any action (including court proceedings) that the Lending Member may deem appropriate to obtain payment from the Delinquent Member of the Obligation;

(iii) exercising the rights of a secured Member under the Uniform Commercial Code of the State of Delaware, as more fully set forth in Section 5.2(g); or

(iv) exercising any other rights and remedies available at law or in equity.

(g) Each Member grants to the Company, and to the Lending Member with respect to any Obligation owed to the Lending Member by that Member as a Delinquent Member, as security, equally and ratably, a security interest in its Interest and the proceeds thereof, all under the Uniform Commercial Code of the State of Delaware. Such security interest secures the payment of all Capital Contributions such Member is required to make and the payment of any Obligation owed to a Lending Member by such Member as a Delinquent Member. On any default in the payment of a Capital Contribution or in the payment of any Obligation, the Company or the Lending Member, as applicable, is entitled to all the rights and remedies of a secured Member under the Uniform Commercial Code of the State of Delaware with respect to the security interest granted in this Section 5.2(g). Each Member will execute and deliver to the Company or the Lending Member all financing statements and other instruments that the Company or the Lending Member, as applicable, may request to effectuate and carry out the preceding provisions of this Section 5.2(g). In addition, the Company or any Lending Member may file a financing statement to evidence the security interest granted pursuant to this Section 5.2(g).

(h) Initially, a loan by a Lending Member to another Member as contemplated by Section 5.2(f) will not be considered a Capital Contribution by the Lending Member and will not increase the Capital Account balance of the Lending Member. Notwithstanding the foregoing, in the event the principal and interest of any such loan have not been repaid within six months from the date of such loan, the Lending Member, at any time thereafter by giving written notice to the Company, may elect to have the unpaid principal and interest balance of such loan transferred to and increase such Lending Member’s Capital Account with a corresponding decrease in the Capital Account of the Delinquent Member on whose behalf such loan was made. Upon such transfer, the loan will be treated as a Capital Contribution and the Interest for each Member will be automatically adjusted to equal the percentage obtained by dividing (A) the Capital Account of such Member (including any Capital Contribution made on behalf of another Member) by (B) the aggregate Capital Accounts of all Members (including all Capital Contributions made on behalf of other Members).

(i) If the non-Delinquent Members do not exercise the rights granted by Section 5.2(f)(ii) within 14 days after the Delinquent Member fails to make its Capital Contribution when due, then the Company, by a vote of a majority in interest of the non-Delinquent Members, will have the right to exercise the following remedies:

(i) Company may at any time take such action (including court proceedings) as the Company may deem appropriate to obtain payment by the Delinquent Member of the portion of the Delinquent Member’s Capital Contribution that is in default; and

(ii) the Company may at any time exercise any other rights and remedies available at law or in equity.

Section 5.3 Admission of Additional Members. Additional Members of the Company may be admitted only as follows:

(a) If the proposed additional Member desires to purchase an Interest from the Company, such issuance and purchase may be made, and the admission of the additional Member shall become effective, only with Unanimous Member Approval. An issuance of an Interest hereunder shall dilute all Members in proportion to their respective Interests.

(b) If the proposed additional Member desires to acquire an Interest from an existing Member, such transfer may be made, and the admission of the additional Member shall become effective, only in accordance with Article 12.

Section 5.4 Return of Capital Contributions. Except as otherwise provided herein or required by the Delaware Act, no Member shall have any right to withdraw, or receive any return of, its Capital Contribution.

Section 5.5 Interest. No interest shall be paid by the Company on Capital Contributions or on balances in Members’ Capital Accounts.

Section 5.6 Loans From Members. Loans by a Member to the Company shall not be considered Capital Contributions.

ARTICLE 6

REPRESENTATIONS AND WARRANTIES

Section 6.1 Representations and Warranties. Each Member hereby represents and warrants to the Company and each other Member that the statements in this Section 6.1 are correct and complete as of the date such Member becomes party to this Agreement.

(a) Such Member is an entity duly created, formed or organized, validly existing, and in good standing under the laws of the jurisdiction of its creation, formation, or organization. There is no pending or, to such Member’s knowledge, threatened, action for the dissolution, liquidation, insolvency, or rehabilitation of such Member.

(b) Such Member has the entity power and authority to execute and deliver this Agreement, and to perform and consummate the transactions contemplated herein. Such Member has taken all actions necessary to authorize the execution and delivery of this Agreement, the performance of such Member’s obligations hereunder and thereunder, and the consummation of the transactions contemplated herein and therein. This Agreement has been duly authorized, executed, and delivered by, and is enforceable against, such Member.

(c) The execution and the delivery of this Agreement by such Member and the performance and consummation of the transactions contemplated herein and therein by such Member will not (i) violate any law or order to which such Member is subject or any provision of its organizational documents, (ii) violate any contract, order, or permit to which such Member is a party or by which such Member is bound or to which any of such Member’s assets is subject, or (iii) require any consent from any Person.

(d) Such Member: (i) is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act; (ii) has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company’s stage of development so as to be able to evaluate the risks and merits of its investment in the Company and it is able financially to bear the risks thereof; (iii) has received or has had full access to all the information it has requested and considers necessary or appropriate to make an informed investment decision with respect to the Interest to be acquired by such Member; (iv) is acquiring such Interest for its own account for the purpose of investment and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act; (v) has made its own independent inquiry into and an independent judgment concerning, the Company and such Interest; (vi) understands that such Interest has not been registered under the Securities Act; and (vii) understands and agrees that such Interest may not be sold, pledged, hypothecated or otherwise transferred except in accordance with the terms of this Agreement and pursuant to an applicable exemption from registration under the Securities Act and other applicable securities laws.

ARTICLE 7

CAPITAL ACCOUNTS, ALLOCATIONS AND DISTRIBUTIONS

Section 7.1 Capital Accounts. A Capital Account shall be maintained for each Member in accordance with the capital accounting rules of Treas. Reg. §1.704-1(b)(2)(iv) and, to the extent not inconsistent therewith, the following provisions:

(a) A Member’s Capital Account shall be (i) increased by (A) any cash contributions (but not loans) made by such Member to the Company, (B) the fair market value of any property contributed by such Member to the Company (net of liabilities secured by such property that the Company is considered to assume or take subject to under section 752 of the Code), and (C) the amount of any income or gain (or items thereof), including income and gain exempt from taxation, allocated to such Member for federal income tax purposes, including any items in the nature of income or gain which are specially allocated pursuant to this Article 7; and (ii) reduced by (A) the amount of any distributions of cash (but not any payment of interest or principal on loans made to the Company) made to such Member by the Company, (B) the fair market value of any property distributed to such Member by the Company (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under section 752 of the Code), (C) the amount of any Section 705(a)(2)(B) Expenditure allocated to such Member for federal income tax purposes and (D) the amount of any loss or deduction (or item thereof) allocated to such Member for federal income tax purposes, including any items in the nature of expenses, deductions or losses which are specially allocated pursuant to this Article 7.

(b) For purposes of maintaining Capital Accounts, items of income, gain, loss and deduction of the Company shall be determined in accordance with the determination of taxable income of the Company with the following adjustments:

(i) all items of income, gain, loss and deduction required to be stated separately pursuant to section 703(a)(1) of the Code shall be taken into account;

(ii) The computation of all items of income, gain, loss and deduction shall be made without regard to any adjustment in the basis of assets of the Company as a result of an election under Section 754 of the Code which may be made by the Company (except to the extent required by Treas. Reg. §1.704-1(b)(2)(iv)(m)) and, as to those items described in Section 705(a)(2)(B) of the Code, without regard to the fact that such items are neither currently deductible nor capitalizable for federal income tax purposes

(iii) any tax-exempt income of the Company, not otherwise taken into account in computing Profit or Loss, shall be included in computing taxable income or loss;

(iv) any expenditures of the Company described in section 705(a)(2)(B) of the Code (or treated as such pursuant to Treasury Regulations issued under Section 704(b) of the Code), shall be excluded;

(v) gain or loss resulting from any disposition of Company property shall be computed by reference to the Book Value of the property;

(vi) in lieu of the depreciation, amortization or cost recovery deductions allowable in computing taxable income or loss, there shall be taken into account Book Depreciation; and

(vii) if the Book Value of an asset of the Company is adjusted pursuant to the first sentence of Section 7.13(b), any increase or decrease in the Book Value of the asset as a result of the adjustment shall be treated as gain or loss, respectively, from the disposition of the asset and shall be taken into account in computing Profit or Loss.

(c) If any Interest is transferred pursuant to the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent the Capital Account is attributable to the transferred Interest; provided, however, that if the transfer causes a termination of the Company under section 708(b)(1)(B) of the Code, the Capital Accounts of the Members shall be adjusted in conformance with Treas. Reg. §1.704-1(b)(2)(iv)(l). A Member that has more than one Interest shall have a single Capital Account that reflects all of its Interests, regardless of the class of Interest owned by that Member and regardless of the time or manner in which it was acquired.

Section 7.2 Distributions.

(a) The Company will distribute, to the extent funds are available, to each Member within 120 days following the end of each fiscal year of the Company, an amount of cash (a “Tax Distribution”) equal to (i) the excess, if any, of (A) the aggregate net federal taxable income allocated to such Member for the current and all preceding fiscal years over (B) the aggregate net federal taxable losses allocated to such Member in all preceding fiscal years multiplied by (ii) the highest combined federal, state and local marginal income tax rate prescribed for an individual resident of New York City. A Tax Distribution shall be reduced by the amount of any prior Tax Distributions actually paid, and all distributions made pursuant to this Section 7.2 (excluding any Tax Distributions made pursuant to this Section 7.2(a)) in any fiscal year shall reduce the amount otherwise payable as a Tax Distribution for such fiscal year. If funds are not available to distribute to the Members the full amount of a Tax Distribution, the Company will distribute partial Tax Distributions to the Members, in proportion to their Interests, to the extent funds are available.

(b) If permitted by applicable law and not in contravention of any contract to which the Company is party, then, to the extent that the Company has, as of each June 30 and December 31, cash (excluding cash that will be used to pay amounts payable by the Company within the succeeding six months) in excess of $10,500,000, the Company shall distribute such excess cash and to the Members; provided that the Board shall have the right to establish a reserve of such excess cash in lieu of a distribution of such excess cash.

(c) Except as required by Section 7.2(a), Section 7.2(b) or Section 14.2(b), or as otherwise permitted by Sections 13.3, 13.4, 13.5 and 13.6, the Company will not make any distribution other than distributions approved by Unanimous Board Approval.

(d) All distributions (other than those required by Section 7.2(a) and Section 14.2(b)) shall be made to the Members in proportion to their Interests.

(e) If pursuant to this Agreement a Member is permitted to require the Company to distribute the Company’s Interest in a Project Sub to the Members, then, at the request of the relevant Member, and subject to the satisfaction of and compliance with all conditions precedent to such distribution and any other applicable requirements set forth in such limited liability company agreement (the satisfaction of and compliance with which shall be certified in writing by the requesting Member to the other Member), the Company shall distribute all of the Interests of such Project Sub to the Members in accordance with Section 7.2(d).

Section 7.3 Allocations of Profit and Loss. Except as otherwise required by this Article 7, all Profit and Loss shall be allocated among the Members in proportion to their Interests.

Section 7.4 Tax Allocations.

(a) Except as otherwise provided in this Section 7.4, each item of income, gain, loss, deduction and credit determined for federal income tax purposes shall be allocated among the Members in the same manner as each correlative item of income, gain, loss, deduction and credit is allocated to the Members for purposes of maintaining their respective Capital Accounts.

(b) All items of income, gain, loss, deduction, credit and basis allocation recognized by the Company for federal income tax purposes and allocated to the Members in accordance with the provisions hereof shall be determined without regard to any election under section 754 of the Code which may be made by the Company; provided, however, such allocations, once made, shall be adjusted as necessary or appropriate to take into account those adjustments permitted by sections 734 and 743 of the Code and, where appropriate, to provide only Members recognizing gain on Company distributions covered by section 734 of the Code with the federal income tax benefits attributable to the increased basis in Company property resulting from any election under section 754 of the Code.

(c) Under Section 704(c) of the Code and Treas. Reg. §1.704-3, income, gain, loss, deduction and amount realized with respect to any asset contributed to the capital of the Company, solely for federal income tax purposes, shall be allocated among the Members so as to take into account any variation between the Book Value of such property and its adjusted tax basis at the time of contribution. If the Book Value of any asset is adjusted under Section 7.13, subsequent allocations of income, gain, loss, deduction and amount realized, solely for federal income tax purposes, shall be allocated among the Members so as to take into account any variation between the Book Value of such property and its adjusted tax basis at the time of revaluation as adjusted in the manner required under Treas. Reg. §1.704-3(a)(6). The allocations required by this Section 7.4(c) shall be made using the traditional method (within the meaning of Treas. Reg. §1.704-3(b))as reasonably determined by the Members.

Section 7.5 Limitations on Loss Allocation. Notwithstanding any other provision of this Agreement to the contrary, no item of loss or deduction of the Company shall be allocated to a Member to the extent that such allocation would result in a negative balance in such Member’s Adjusted Capital Account. Any such loss or deduction shall be allocated among the Members in accordance with their Interests as determined under Treas. Reg. §1.704-1(b)(3).

Section 7.6 Nonrecourse Deductions. All Nonrecourse Deductions shall be allocated among the Members in proportion to their Interests.

Section 7.7 Minimum Gain Chargeback. Notwithstanding any other provision in this Agreement, if in any fiscal year there is a net decrease in the amount of the Company’s Minimum Gain (or if there was a net decrease in Minimum Gain for a prior fiscal year and the Company did not have sufficient amounts of income and gain during prior years to allocate among the Members under this Section 7.7), then, prior to any other allocation pursuant to this Article 7, each Member shall be allocated items of income and gain (including gross income) for such fiscal year (and, if necessary, for subsequent years) to the extent and in the manner provided in Treas. Reg. §1.704-2(f). This Section 7.7 is intended to satisfy the provisions of Treas. Reg. §1.704-2(f) and shall be interpreted consistently therewith.

Section 7.8 Partner Nonrecourse Deductions. All Partner Nonrecourse Deductions attributable to Partner Nonrecourse Debt shall be allocated to the Member that is treated (under Treas. Reg. §§1.704-2 and 1.752-2) as bearing the economic risk of loss for such debt.

Section 7.9 Partner Nonrecourse Debt Minimum Gain Chargeback. Notwithstanding any other provision in this Agreement (except for Section 7.7 regarding minimum gain chargeback), if in any fiscal year there is a net decrease in the amount of Partner Nonrecourse Debt Minimum Gain (or if there was a net decrease in Partner Nonrecourse Debt Minimum Gain for a prior fiscal year and the Company did not have sufficient amounts of income and gain during prior years to allocate among the Members under this Section 7.9), then, prior to any other allocation pursuant to this Article 7, items of income and gain (including gross income) shall be allocated to each Member for such fiscal year (and, if necessary, for subsequent years) in an amount equal to such Member’s share of the net decrease in such Partner Nonrecourse Debt Minimum Gain (as determined pursuant to Treas. Reg. §1.704-2(i)(4)). It is the intent of the Members that any allocation pursuant to this Section 7.9 shall constitute a “minimum gain chargeback” under Treas. Reg. §1.704-2(i)(4) and shall be interpreted consistently therewith.

Section 7.10 Qualified Income Offset. Pursuant to Treas. Reg. §1.704-1(b)(2)(ii)(d), income of the Company shall be allocated (after the allocations required by Section 7.7 regarding minimum gain chargeback and Section 7.9 regarding minimum gain chargeback for Partner Nonrecourse Debt but before any other allocation required by this Article 7) to the Members with deficit balances in their Adjusted Capital Accounts in an amount and in a manner sufficient to eliminate such deficit balances as quickly as possible; provided, however, that an allocation shall be made pursuant to this Section 7.10 only if and to the extent that such Member would have a deficit balance in its Adjusted Capital Account after all allocations in this Article 7 have been tentatively made as if Section 7.10 were not in the Agreement. This Section 7.10 is intended to satisfy the provisions of Treas. Reg. §1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

Section 7.11 Curative Allocations. If any items of income and gain (including gross income) or loss, deduction and Section 705(a)(2)(B) Expenditures are allocated to a Member pursuant to the Regulatory Allocations, then, prior to any allocation pursuant to Section 7.3 and subject to the Regulatory Allocations, items of income and gain (including gross income) and items of loss, deduction and Section 705(a)(2)(B) Expenditures for subsequent periods shall be allocated to the Members in a manner designed to result in each Member’s Adjusted Capital Account having a balance equal to what it would have been had such allocation of items of income and gain (including gross income) or loss, deduction and Section 705(a)(2)(B) Expenditures not occurred under the Regulatory Allocations; provided that allocations under this Section 7.11 shall be made only to the extent necessary to avoid a potential distortion in the economic agreement of the Members that would result from prior allocations under the Regulatory Allocations.

Section 7.12 Interest in Company Profits. Pursuant to Treas. Reg. §1.752-3(a)(3), the Members’ interests in Company profits for purposes of determining the Members’ proportionate shares of the excess nonrecourse liabilities (as defined in Treas. Reg. §1.752-3(a)(3)) of the Company shall be determined in accordance with their respective Interests.

Section 7.13 Adjustments of Book Value. Book Value with respect to any asset of the Company is the asset’s adjusted tax basis for federal income tax purposes, except as follows:

(a) The initial Book Value of any asset contributed to the Company by a Member shall be the fair market value of the asset as of the date of contribution.

(b) At the discretion of the Members, the Book Value of the assets of the Company shall be revalued at the respective fair market values of such assets upon the occurrence of an event described in Treas. Reg. §1.704-1(b)(2)(iv)(f)(5). The Book Value of each asset shall be its fair market value, as of the liquidation of the Company within the meaning of Treas. Reg. §1.704-1(b)(2)(ii)(g).

(c) The Book Value of each asset distributed to any Member will be the fair market value of the asset as of the date of distribution.

(d) The Book Value of each asset will be increased or decreased to reflect any adjustment to the adjusted basis of the asset under sections 734(b) or 743(b) of the Code, but only to the extent that the adjustment is taken into account in determining Capital Accounts under Treas. Reg. §1.704-1(b)(2)(iv)(m); provided that the Book Value will not be adjusted under this Section 7.13(d) to the extent that an adjustment under Section 7.13(b) is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment under this Section 7.13(d).

(e) Book Value will be adjusted by Book Depreciation. Gain or loss on a disposition of any asset shall be determined by reference to such asset’s Book Value as adjusted herein.

The determination of the fair market value of property as required under this Section 7.13 shall be determined by the Members using any reasonable method of valuation.

Section 7.14 Section 754 Adjustment. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to sections 734(b) or 743(b) of the Code is required to be-taken into account in determining Capital Accounts pursuant to Treas. Reg. §1.704-1(b)(2)(iv)(m), the Book Value of the Company’s assets shall be adjusted as set forth in Section 7.13, and any such adjustment in Book Value shall be treated as gain or loss (as the case may be) in computing Profit or Loss.

Section 7.15 Varying Interests. All Profit and Loss (and any item of income, gain, loss, deduction or credit specially allocated under this Article 7) shall be allocated, and all distributions shall be made, to the Persons shown on the records of the Company to have been Members as of the last calendar day of the period for which the allocation or distribution is to be made. Notwithstanding the foregoing, if during any taxable year there is a change in any Member’s Interest, the Members agree that their allocable shares of the Profit and Loss (or items thereof) and any item of income, gain, loss, deduction or credit specially allocated under this Article 7 for the taxable year shall be determined on any method determined by Unanimous Member Approval to be permissible by section 706 of the Code and the related Treasury Regulations to take account of the Member’s varying interests; provided that, on a transfer of an interest in the Company (or an event treated as a transfer for purposes of the Code) in accordance with the provisions of this Agreement, such items with respect to the interest that is transferred (or treated as transferred) shall be allocated between the transferor and the transferee under any method determined by the transferor that is permitted under Code Section 706.

ARTICLE 8

OWNERSHIP OF COMPANY PROPERTY

Company assets shall be deemed to be owned by the Company as an entity, and no Member shall have any ownership interest in Company assets or any portion thereof. Title to any or all Company assets may be held in the name of the Company or one or more nominees. All Company assets shall be recorded as the property of the Company on its books and records, regardless of the name in which legal title to such Company assets is held.

ARTICLE 9

FISCAL MATTERS, BOOKS AND RECORDS

Section 9.1 Bank Accounts; Investments; Borrowing. Capital Contributions, revenues and any other Company funds shall be deposited by the Company in one or more bank accounts established in the name of the Company, or shall be invested in furtherance of the purposes of the Company. No other funds shall be deposited into Company bank accounts or commingled with Company investments. Funds deposited in the Company’s bank accounts may be withdrawn only to be expended or invested in furtherance of the Company’s purposes, to pay Company debts or obligations or to be distributed to the Members pursuant to this Agreement.

Section 9.2 Books and Records of Account. The Company shall maintain adequate books and records of account.

Section 9.3 Tax Returns and Information. The Members intend for the Company to be treated as a partnership for tax purposes only. The Company shall timely prepare or cause to be prepared and timely filed all federal, state and local income and other tax returns that the Company is required to file; provided, that each Member must be provided with a reasonable opportunity to review and provide comments on all tax returns before filing. As soon as is practicably possible after the end of each year, the Company shall send or deliver to each Person who was a Member at any time during such year such tax information as shall be reasonably necessary for the preparation by such Person of his federal income tax return and state income and other tax returns. The Members shall file their tax returns consistent with the positions taken by the Company with respect to taxes. At the request of any Member, the Company shall make an election under section 754 of the Code.

Section 9.4 Delivery of Financial Statements to Members. As soon as is reasonably practicable after the end of each fiscal quarter of the Company (except the last quarter of the fiscal year), the Company shall send to each Member an unaudited copy of (a) a balance sheet of the Company as of the end of such quarter, (b) an income statement of the Company for such quarter and the fiscal year to date and (c) a statement showing distributions to Members during such quarter. As soon as is reasonably practicable after the end of the fiscal year of the Company, the Company shall send to each Member a copy of (x) a balance sheet of the Company as of the end of such year, (y) an income statement of the Company for such year and (z) a statement showing distributions to Members during such year.

Section 9.5 Audits. The books of account and records of the Company shall be audited as of the end of each Company fiscal year by such firm of certified public accountants as is reasonably acceptable to the Board.

Section 9.6 Fiscal Year. The Company’s fiscal year shall be the calendar year.

Section 9.7 Tax Elections. The Company shall make such tax elections as shall be determined by the Members; provided that neither the Company nor any Member shall make an election for the Company to be excluded from the application of the provisions of subchapter K of chapter 1 of subtitle A of the Code or any similar provisions of applicable state law.

Section 9.8 Tax Matters Partner. The Members designate LSP Member to be the “tax matters partner” of the Company pursuant to section 6231(a)(7) of the Code. The Board may change the Member who is designated the “tax matters partner” at any time. The Member who is the “tax matters partner” shall take such action as may be necessary to cause each other Member to become a “notice partner” within the meaning of section 6223 of the Code. Such Member shall inform each other Member of all significant matters that may come to its attention in its capacity as “tax matters partner” by giving notice thereof on or before the fifth business day after becoming aware thereof and, within that time, shall forward to each other Member copies of all significant written communications it may receive in that capacity. Any Member who is designated as “tax matters partner” may not take any action contemplated by sections 6222 through 6232 of the Code without Unanimous Member Approval, and may not in any case take any action left to the determination of an individual Member under sections 6222 through 6232 of the Code.

Section 9.9 Classification. The Company intends to be classified as a partnership for federal income tax purposes under Treas. Reg. §1.7704-3. Neither the Company nor any Member may make an election under Treas. Reg. §1.7704-3(c) to treat the Company as an association taxable as a corporation.

ARTICLE 10

MANAGEMENT OF THE COMPANY

Section 10.1 Managers. The powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Board. Managers need not be residents of the State of Delaware or Members of the Company. No Member, Manager or any other Person will have individual authority to bind the Company or any Project Sub unless such is expressly conferred upon them pursuant to this Agreement or by action of the Members, the Board or a duly authorized committee, officer or other representative.

Section 10.2 Number and Election. The Board shall consist of four Managers. Each Member shall have the right to appoint two Managers (and one alternate in the event that Member’s appointed Manager is unavailable). Each Manager shall hold office for the term for which appointed, if any term is specified, and until that Manager’s successor has been appointed, or until that Manager’s earlier death, resignation or removal. The initial Managers appointed are:

Managers appointed by Dynegy:

Lynn A. Lednicky

Ben C. Trammell, Jr.

Kevin M. Hole (alternate)

Managers appointed by LSP Member:

Bob Brooks

Jim Pagano

John King (alternate)

During the time that a Member is a Delinquent Member, the Manager appointed by such Delinquent Member shall not have the right to vote and will not be counted for purposes of taking any Board action.

Section 10.3 Resignation and Removal. Any Manager may resign at any time. Any Manager may be removed any time, with or without cause, by the Member that appointed such Manager.

Section 10.4 Vacancies. In the event of the death, resignation or removal of a Manager, the resulting vacancy may be filled at any time by the current Member that appointed such former Manager.

Section 10.5 Compensation. The Managers will not be paid any salaries or other compensation for serving in such capacity.

Section 10.6 Powers of the Board.

(a) The Board shall have no power to cause the Company to do (directly or through any Project Sub) any act outside the purposes of the Company set forth in Article 4. Subject to the foregoing limitation and all other limitations in this Agreement, the Board shall have full, complete and exclusive power and authority to take any action the Board deems to be necessary, convenient or advisable in connection with the management of the Company. Except for situations in which the approval of the Members is required by this Agreement or by nonwaivable provisions of applicable law, the Board will have broad discretion to authorize any officer or other representative or agent to act on behalf of the Company. The exercise of Board authority will occur only by the affirmative vote of all of the Managers entitled to vote on the applicable matter (“Unanimous Board Approval”).

(b) The Board may make any decision or take any action at a meeting, by conference telephone call, by written consent or any other method they elect; provided that, at the request of any Manager with respect to a decision or action of the Board, such decision or action must be made or taken by written consent signed by at least the number of Managers required to approve such decision or action.

(c) The Members acknowledge that, pursuant to the Project Sub Agreement, the Company has delegated certain authority to Devco with regard to (i) the development and management of Development Projects for the Project Subs and (ii) the authorization of Capital Contributions to be made for further contribution to the Project Subs pursuant to the “Annual Plan” determined by Devco under the Devco LLC Agreement. Accordingly, no Member and no Manager shall take any action in their capacity as Member or Manager to hinder Devco in the performance of its duties to the extent that such performance is authorized under the Project Sub Agreement.

Section 10.7 Project Sub Agreement. On the Effective Date the Company has entered into the Project Sub Agreement, which agreement is expressly approved by the Members and pursuant to which Devco will provide services to the Company and the Project Subs, which services may be ultimately supplied by the Members or their Affiliates. Except as provided in an agreement between Devco and such Member or its Affiliate (which agreement shall not bind the Company unless the Company is also party thereto), each Member shall be responsible for all costs associated with its personnel providing services to the Company, including the costs of all applicable taxes and associated administrative activities related to its employees.

Section 10.8 Officers. The Board may designate one or more persons to serve as officers of the Company. No officer need be a resident of Delaware. Each officer will hold office until his successor will be duly appointed by the Board or until he resigns or has been removed by the Board. The compensation, if any, of any officer or agent of the Company shall be determined by the Board. The officers of the Company will report to the Board and need not be Members or Managers.

Section 10.9 Other Matters Regarding the Managers.

(a) The Managers may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request consent, order, bond, debenture, or other paper or document believed by it to be genuine and to have been signed or presented by the Managers.

(b) The Managers may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it and any act taken or omitted in reliance upon the opinion of such Persons as to matters that the Managers reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

(c) Each Member agrees and acknowledges that the Manager it appoints represents the interests of such Member. Accordingly, no Manager owes any fiduciary or similar duties to the Company or any other Member. Without limiting the foregoing, any standard of care and duty imposed by this Agreement or under the Delaware Act or any applicable law, rule or regulation shall be modified, waived or limited as required to permit the Managers to act in a manner consistent with the preceding sentence.

Section 10.10 Development Principles. It is the Members’ intent and expectation, as of the Effective Date, that all Development Projects will be developed, constructed and operated in accordance with the development principles described on Exhibit D. The Members acknowledge, however, that such development principles are intended only as a non-binding guide and, with Unanimous Board Approval, any Development Project may be developed, constructed or operated in a manner that is inconsistent with such development principles.

ARTICLE 11

RIGHTS, POWERS AND OBLIGATIONS OF MEMBERS

Section 11.1 Action by Members.

(a) Except as expressly otherwise provided in this Agreement, all actions and decisions of the Members shall require Unanimous Member Approval; provided, that during the time that a Member is a Delinquent Member, such Delinquent Member shall not have the right to vote and will not be counted for purposes of taking any Member action.

(b) The Members may make any decision or take any action at a meeting, by conference telephone call, by written consent, by oral agreement or by any other method they elect; provided that, at the request of any Member with respect to a decision or action of the Members in such capacity, such decision or action must be made or taken by written consent signed by Members holding the Percentage Interests required to approve such decision or action.

(c) Notwithstanding anything to the contrary in this Agreement, the following actions on behalf of the Company require Member approval (only taking into account the disinterested Members with respect to (ii) below):

(i) the liquidation of the Company;

(ii) except as contemplated by a Services Agreement or a Project Sub Agreement, any transaction between the Company on one hand, and any Member or any Affiliate thereof on the other hand;

(iii) the amendment of this Agreement or the Certificate;

(iv) the admission of any additional Members or the issuance of any additional Interests; and

(v) changing any tax election of the Company.

Section 11.2 Liability to Third Parties. No Member shall be liable for the debts, obligations or liabilities of the Company, including under a judgment decree or order of a court.

Section 11.3 Outside Activities. Each Member and its respective Affiliates and Managers may engage, directly or indirectly, without the consent of the other Member or the Company, in other business opportunities, transactions, ventures or other arrangements of any nature or description, independently or with others, including business of a nature which may be competitive with or the same as or similar to the business of the Company, regardless of the geographic location of such business, and without any duty or obligation to offer or account to the other Member or the Company in connection therewith. Nothing herein is intended to create a partnership, joint venture, agency, or other relationship creating fiduciary or quasi-fiduciary duties or similar duties and obligations or to subject the Members or Managers to joint and several or vicarious liability or to impose any duty, obligation, or liability that would arise therefrom with respect to any or all of the Members, Managers or their Affiliates. LSP Member acknowledges that Dynegy is a producer and seller of electric energy, capacity and ancillary services in many U.S. markets, with a power generation portfolio consisting (as of June 30, 2006) of more than 12,800 megawatts of baseload, intermediate and peaking power plants fueled by a mix of coal, fuel oil and natural gas, and that, accordingly, Dynegy owns assets that may be competitive with assets developed or managed by the Company. Dynegy acknowledges that one or more Affiliates of LSP Member may in the future own assets that may be competitive with assets developed or managed by the Company.

ARTICLE 12

TRANSFER OF INTERESTS; CHANGE IN CONTROL

Section 12.1 General Rule. No Member may sell, give, transfer, assign, pledge, encumber or otherwise dispose of all or any portion of its Interest (other than to an Affiliate that remains an Affiliate of (a) such Member or (b) the Person that, at the time of the transfer or assignment, ultimately controls such Member) without the consent of the other Member. For purposes hereof, the Members agree that a “transfer” by a Member of its Interest shall include any transaction that would constitute a Change in Control of such Member.

Section 12.2 Transferees. A permitted transferee of a Member shall be entitled to receive the share of Company income, gains, losses, deductions, credits and distributions to which its transferor would have been entitled. However, the transferee of any Interest shall not become a Member of the Company unless: (a) the instrument of assignment so provides; (b) such transferee agrees in writing to be bound as a Member by this Agreement; (c) all of the Members, in their sole discretion, consent to the admission of such transferee as a Member (which consent shall automatically be deemed given in the case of an Affiliate transfer permitted under Section 12.1); and (d) the underlying transfer could not reasonably be expected to result in the Company being treated as a corporation or otherwise being taxed as an entity for federal income tax purposes; provided, however, that such consent shall not be required with respect to a transfer that is approved by the Members or is otherwise permitted pursuant to the terms of this Agreement. Upon becoming a Member, such transferee shall have all of the rights and powers of, shall be subject to all of the restrictions applicable to, shall assume all of the obligations of, and shall succeed to the status of, its predecessor, and shall in all respects be a Member under this Agreement. Any transferee of an Interest who is admitted to the Company as a Member shall be considered for all purposes to be a Member of the same class as his transferor. The use of the term “Member” in this Agreement shall be deemed to include any such additional Members. Until such transferee is admitted as a Member pursuant to this Section 12.2, (a) such transferee shall not be entitled to participate in the management of the Company or to exercise any voting or other rights or powers of a Member, except for the rights described in the first sentence of this Section 12.2, and (b) the transferor Member shall continue to be a Member and to be entitled to exercise any rights or powers of a Member with respect to the Interest transferred.

Section 12.3 No Preemptive Rights. Except as expressly provided in this Agreement, no Member shall have any preemptive, preferential or other right to acquire any Interests or any other securities of or other interests in the Company.

Section 12.4 Change in Parent Control.

(a) Upon the occurrence of a Change in Parent Control with respect to a Member (the “Change in Parent Control Member”), the Change in Parent Control Member shall give written notice thereof to the other Member (a “Change in Parent Control Notice”). At any time within 60 days following the receipt by the other Member of a Change in Parent Control Notice from the Change in Parent Control Member, such other Member may deliver a notice to the Change in Parent Control Member, stating that such other Member offers unconditionally, at the option of the Change in Parent Control Member, either (i) to purchase the Change in Parent Control Member’s entire Interest or (ii) to sell such other Member’s entire Interest, in each case with the same purchase price specified for each percentage point of Interest of the selling Member (and in each case subject to Section 12.4(d)). Such offer will be irrevocable until the earlier of (1) 60 days after the delivery of such offer or (2) the date on which the Change in Parent Control Member elects to purchase or sell the applicable Interest pursuant to (i) or (ii) above. Such offer will not have any other terms, except that the purchase may be made by an Affiliate of the purchasing Member (and any reference to the purchasing Member will also be a reference to any such Affiliate) and may specify that the obligation of both the purchaser and the seller to complete the purchase is subject to satisfaction of a reasonable and customary condition precedent to the effect that no material adverse change has occurred in connection with the relevant Development Project (other than any material adverse change within the reasonable control of any Person claiming that such condition has not been satisfied).

(b) At any time during the 60 days following delivery of the offer in Section 12.4(a), the Change in Parent Control Member may give the other Member a written notice electing either to (i) sell its entire Interest or (ii) buy the other Member’s entire Interest, in either case upon the terms in this Section 12.4 and otherwise as set out in such offer. If the Change in Parent Control Member fails to give the notice within the 60 day period, then it will be conclusively deemed to have accepted the offer of the other Member to purchase the Change in Parent Control Member’s entire Interest in accordance with the terms of the offer.

(c) The closing of the purchase and sale will take place, at the offices of the Company or at such other time or place as may be mutually agreed in writing, on the 30th day (subject to Section 12.4(d)) following the earlier of (1) 60 days after the delivery of the offer in Section 12.4(a) or (2) the date on which the Change in Parent Control Member elects (or is deemed to elect) to purchase or sell, as applicable, the applicable Interest, or, if that day is not a Business Day, on the next following Business Day (the applicable of (1) or (2), the “Decision Date”). Such closing date will be extended to the extent necessary for either Member to secure any required governmental approval or consent so long as that Member is using reasonable efforts to pursue the approval or consent. Each Member will cooperate with, and take such actions as are necessary or appropriate to cause the consummation of, such purchase (including, and by causing its appointed Manager to, voting in favor of, or consenting to, any resolutions necessary or appropriate to cause the Company to take such actions as are necessary to consummate such purchase). At such closing, (i) the selling Member shall then deliver a written assignment of its entire Interest to the purchasing Member in a form reasonably acceptable to the purchasing Member, but containing no representations or warranties other than as may be agreed by Unanimous Board Approval, and (iii) the purchasing Member shall tender cash in the amount of the purchase price to the selling Member.

(d) If, pursuant to this Section 12.4, the entire Interest of Dynegy is to be purchased, then:

(i) Dynegy shall have the option, exercisable within 10 Business Days after the Decision Date, to purchase one or more of the Project Subs that own Dynegy Expansion Projects from the Company, exercisable by the delivery to LSP Member of a notice that contains (A) notice of its election to purchase the applicable Dynegy Project Sub(s) for cash in the amount equal to its Determined Fair Market Value, (B) Dynegy’s calculation of the Determined Fair Market Value for such Dynegy Project Sub and (C) Dynegy’s proposed method of acquiring such Dynegy Project Sub by (A) purchasing such Dynegy Project Sub from the Company directly or (B) first causing the Company to distribute such Dynegy Project Sub to the Members and then purchasing LSP Member’s interest in such Dynegy Project Sub; provided, however, that Dynegy shall not acquire such Dynegy Project Sub pursuant to the method described in Section 12.4(d)(i)(B) without the prior written consent of LSP Member (which consent shall not be unreasonably withheld).

(ii) If LSP Member does not give notice, within 30 days following the delivery of the notice in Section 12.4(d)(i), to Dynegy that it disagrees with the calculation of the Determined Fair Market Value set forth in such notice, then LSP Member shall be deemed to have agreed to such calculation. If LSP Member gives such notice within such 30 day period and such dispute is not resolved within 10 Business Days after the delivery of such notice of disagreement, then the Members will determine the Determined Fair Market Value of the applicable Dynegy Project Sub(s) by determining the Fair Market Value of the Dynegy Project Sub(s). The Fair Market Value shall be determined by the Members, each of which shall retain an Initial Appraiser (with the cost of such Initial Appraiser being borne by the Member retaining such Initial Appraiser) to make a determination of the Fair Market Value within 60 days of receipt by LSP Member of the notice in Section 12.4(d). If the Members’ determinations are within 10% of each other (such percentage being calculated by using the higher of such determinations as the base number), then the average of such determinations shall result in a final, binding determination on the Members. If the determinations are not within 10% of each other, the Members shall enter into good faith negotiations for a 30-day period to determine the Fair Market Value. If the Members still cannot agree after such 30-day period, the Members mutually shall agree on a Final Appraiser to determine the Fair Market Value (with the cost of such Final Appraiser being borne equally by the Members). If the Members cannot agree on a Final Appraiser within three Business Days, the two Initial Appraisers shall select the Final Appraiser within three Business Days thereafter. Each Member shall then have the opportunity to provide supplemental information to the Final Appraiser, including any information used to determine its Initial Appraiser’s determination. The Final Appraiser shall then make a final, binding determination of the Fair Market Value by choosing one of the Initial Appraiser’s determinations in its entirety. Such determination shall be made as soon as reasonably practicable but no later than 30 days after selection of the Final Appraiser. Such determination of the Fair Market Value shall then be used to determine the Determined Fair Market Value for purposes of this Section 12.4.

(iii) The closing of the purchase of any Dynegy Project Sub(s) pursuant to this Section 12.4(d) shall take place on the same day and at the same location as the closing of the purchase and sale pursuant to Section 12.4(c) (the closing date of which shall be postponed to the extent necessary to determine the Determined Fair Market Value under Section 12.4(d)). Such closing date will be extended to the extent necessary for either Member to secure any required governmental approval or consent so long as that Member is using reasonable efforts to pursue the approval or consent. Each Member will cooperate with, and take such actions as are necessary or appropriate to cause the consummation of, such purchase (including, and by causing its appointed Manager to, voting in favor of, or consenting to, any resolutions necessary or appropriate to cause the Company to take such actions as are necessary to consummate such purchase). At such closing, the Company (or, as applicable, the Member) shall deliver written assignments of all of its right, title and interest in the Dynegy Project Sub in a form reasonably acceptable to the purchaser(s), but containing no representations or warranties other than as may be agreed by Unanimous Board Approval, and Dynegy shall tender cash in an amount equal to (i) if purchased from the Company, the Determined Fair Market Value of the Dynegy Project Sub or (ii) if purchased from LSP Member, the Determined Fair Market Value of the Dynegy Project Sub multiplied by LSP Member’s percentage Interest immediately prior to the closing of the purchase and sale pursuant to Section 12.4(c).

ARTICLE 13

MATTERS REGARDING THE PROJECT SUBS

Section 13.1 Project Subs.

(a) As of the Effective Date, the Company owns the percentage interest of each of the Existing SPVs as listed on Exhibit C, each of which owns the Project(s) set forth next to its name on Exhibit C.

(b) If at any time Devco and/or any of its members is to transfer a Development Project to the Company or a Project Sub in accordance with the Devco LLC Agreement, (i) the Company or a Project Sub designated by the Company shall receive such Development Project or (if approved by Devco) the entity holding such Development Project pursuant to quitclaim-style documents (which will not contain any representations or warranties except as otherwise required by Devco) and (ii) the Company will reimburse Devco and/or its member(s), as applicable, an amount determined by Devco under the Devco LLC Agreement.

(c) So long as the Project Sub Agreement is in effect, Devco will be providing development and management services for each Project Sub and, accordingly, the Annual Plan for each Project Sub will be determined by Devco in accordance with the Project Sub Agreement and the Devco LLC Agreement.

Section 13.2 Governance Dispute Buy-Sell Option for Project Subs.

(a) If (w) at any time during the term of the Project Sub Agreement, the managers and members of Devco are unable to agree on a Financing Plan for a Project Sub required to be covered thereby, in each case after having complied or attempted to comply with Section 10.7(f) of the Devco LLC Agreement, (x) after the term of the Project Sub Agreement, the Members are unable to agree on a material portion of the Financing Plan for a Project Sub required to be covered thereby, after having complied or attempted to comply with Section 16.2, (y) at any time during the term of the Project Sub Agreement, the managers and members of Devco are unable to agree on a material portion of the Annual Plan for a Project Sub or on the material terms of a Capital Contribution for a Project Sub, in each case after having complied or attempted to comply with Section 10.7(d) of the Devco LLC Agreement, or (z) after the term of the Project Sub Agreement, the Members are unable to agree on a material portion of the Annual Plan for a Project Sub or on the material terms of a Capital Contribution for a Project Sub, in each case after having complied or attempted to comply with Section 16.2 (either (w), (x), (y) or (z), a “Governance Dispute”), then either Member (the “Governance Dispute Offeror”) may deliver a notice (a “Governance Dispute Offer”) to the other Member (the “Governance Dispute Offeree”), stating that the Governance Dispute Offeror offers unconditionally, at the option of the Governance Dispute Offeree, either (i) to purchase the applicable Project Sub (the “Governance Dispute Project Sub”) or (ii) to sell the Governance Dispute Project Sub, in each case with the same purchase price specified for each percentage point of Interest of the selling Member; provided, however, that no Governance Dispute Notice may be delivered under this Section 13.2(a)

in respect of a Project Sub that owns a Dynegy Expansion Project. The Governance Dispute Offer will be irrevocable by the Governance Dispute Offeror until the earlier of (1) 60 days after the delivery of the Governance Dispute Offer or (2) the date on which the Governance Dispute Offeree elects to purchase or sell the Governance Dispute Project Sub pursuant to (i) or (ii) above. The Governance Dispute Offer will not have any other terms, except that the purchase may be made by an Affiliate of the purchasing Member (and any reference to the purchasing Member will also be a reference to any such Affiliate) and may specify that the obligation of both the purchaser and the seller to complete the purchase is subject to satisfaction of a reasonable and customary condition precedent to the effect that no material adverse change has occurred in connection with the relevant Development Project (other than any material adverse change within the reasonable control of any Person claiming that such condition has not been satisfied).

(b) If, within 60 days after the delivery of a Governance Dispute Purchase Notice, the applicable Governance Dispute has been fully resolved, then such Governance Dispute Purchase Notice shall be deemed withdrawn.

(c) At any time during the 60 days following delivery of the Governance Dispute Offer, the Governance Dispute Offeree may give the Governance Dispute Offeror a written notice electing either to (i) sell the Governance Dispute Project Sub or (ii) buy the Governance Dispute Project Sub, in either case upon the terms in this Section 13.2 and otherwise as set out in the Governance Dispute Offer. If the Governance Dispute Offeree fails to give the notice within the 60 day period, then it will be conclusively deemed to have accepted the offer of the Governance Dispute Offeror to purchase the Governance Dispute Project Sub in accordance with the terms of the Governance Dispute Offer.

(d) The closing of the purchase and sale will take place, at the offices of the Company or at such other time or place as may be mutually agreed in writing, on the 30th day following the earlier of (1) 60 days after the delivery of the Governance Dispute Offer (2) the date on which the Governance Dispute Offeree elects (or is deemed to elect) to purchase or sell, as applicable, the Governance Dispute Project Sub, or, if that day is not a Business Day, on the next following Business Day. Such closing date will be extended to the extent necessary for either Member to secure any required governmental approval or consent so long as that Member is using reasonable efforts to pursue the approval or consent. Each Member will cooperate with, and take such actions as are necessary or appropriate to cause the consummation of, such purchase (including, and by causing its appointed Manager to, voting in favor of, or consenting to, any resolutions necessary or appropriate to cause the Company to take such actions as are necessary to consummate such purchase). At such closing, (i) the Company shall distribute all of the interest in the Governance Dispute Project Sub to the Members in proportion to their Interests, (ii) the selling Member shall then deliver a written assignment of all of its right, title and interest in the Governance Dispute Project Sub to the purchasing Member in a form reasonably acceptable to the purchasing Member, but containing no representations or warranties other than as may be agreed by Unanimous Board Approval, and (iii) the purchasing Member shall tender cash in the amount of the purchase price to the selling Member.

Section 13.3 Right of First Offer Option for Project Subs.

(a) If either Member (a “Transferring Member”) desires to transfer all or any portion of its indirect interest in any Project Sub, the Transferring Member must first provide written notice (the “Intent to Transfer Notice”) to the other Member (the “Non-Transferring Member”) of its intent to transfer such interest (the “Subject Interest”). Upon receipt of an Intent to Transfer Notice, the Non-Transferring Member shall have the right, within the 30-day period following the Non-Transferring Member’s receipt of the Intent to Transfer Notice, to make an irrevocable written offer (the “Purchase Offer”) to purchase all of the Subject Interest, which Purchase Offer shall specify the cash purchase price (the “Specified Price”) at which the Non-Transferring Member is willing to purchase the Subject Interest. If the Non-Transferring Member fails to make a Purchase Offer within such 30-day period, the Transferring Member shall be entitled to freely sell, transfer or otherwise dispose of the Subject Interest to any Person or Persons, without having any further obligation to the Non-Transferring Member in connection with such sale, in accordance with Section 13.3(c). If the Non-Transferring Member makes a Purchase Offer within such 30-day period, the Transferring Member may either accept or reject the Purchase Offer within the 30-day period following the Transferring Member’s receipt of the Purchase Offer (the “Acceptance Period”). If the Transferring Member rejects the Purchase Offer, or the Acceptance Period expires without the Transferring Member having accepted the Purchase Offer, the Purchase Offer shall expire and the Transferring Member may freely sell, transfer or otherwise dispose of the Subject Interest to any Person or Persons for a purchase price equal to or greater than 100% of the Specified Price, but only if the Transferring Member enters into a binding purchase and sale agreement with such Person or Persons no later than 90 days from and including the date of the expiration of the Acceptance Period; provided, however, that the Transferring Member may sell, transfer or otherwise dispose of the Subject Interest for a purchase price less than 100% of the Specified Price if the Non-Transferring Member is first provided with written notice of the purchase price associated with such proposed sale and provided with the opportunity, during the 30-day period following the Non-Transferring Member’s receipt of such notice, to agree to purchase the Subject Interest for such purchase price.

(b) If the Non-Transferring Member’s offer to acquire all of the Subject Interest is accepted in accordance with Section 13.3(a), then each Member will cooperate with each other in connection with, and take such actions as are necessary or appropriate to cause the consummation of, such purchase (including, and by causing its appointed Manager to, voting in favor of, or consenting to, any resolutions necessary or appropriate to cause the Company to take such actions as are necessary to consummate such purchase). At the closing, (i) the Members shall cause the Company to distribute to the Members all of its right, title and interest in the Project Sub (in connection with which distribution, if the Subject Interest is less than all of the Transferring Member’s entire indirect interest in the Project Sub, the members of the Project Sub shall enter into an amended and restated limited liability company agreement with respect to the Project Sub, with substantially the terms of the Project Sub LLC Agreement Term Sheet, with such changes thereto, if any, as may be agreed to by the members of the Project Sub at such times) in proportion to the Members’ relative Interests, (ii) the Transferring Member shall transfer the Subject Interest in such former Project Sub to the Non-Transferring Member, (iii) the Non-Transferring Member shall pay to the Transferring Member the applicable purchase price, (iv) the Transferring Member shall execute and deliver such documentation as is reasonably required by the Non-Transferring Member and (v) if, following such transfer, the Transferring Member is still an owner of such former Project Sub, the Transferring Member shall take such actions as are necessary under such former Project Sub’s then-current governing documents to recognize such transfer and grant to the Non-Transferring Member all rights formerly associated with Subject Interest.

(c) If the Transferring Member is permitted to transfer its indirect interest in a Project Sub pursuant to Section 13.3(a), then (i) the Members shall cause the Company to distribute to the Members all of its right, title and interest in the Project Sub (in connection with which distribution, if the Subject Interest is less than all of the Transferring Member’s entire indirect interest in the Project Sub, the members of the Project Sub shall enter into an amended and restated limited liability company agreement with respect to the Project Sub, with substantially the terms of the Project Sub LLC Agreement Term Sheet, with such changes thereto, if any, as may be agreed to by the members of the Project Sub at such times) in proportion to the Members’ relative Interests, (ii) the Transferring Member shall transfer its direct interest in such former Project Sub to the purchaser thereof upon the Proposed Sale Terms, (iii) the Transferring Member shall cause the purchaser to execute and deliver such documentation as is required by such former Project Sub’s then-current governing documents and as is otherwise reasonably required by the Non-Transferring Member and (iv) the Non-Transferring Member shall take such actions as are necessary under such former Project Sub’s then-current governing documents to recognize such transfer and grant to the purchaser all rights formerly associated with the Transferring Member’s interest in such former Project Sub.

Section 13.4 Dynegy Purchase Option for Dynegy Expansion Projects.

(a) After the expiration of the Project Sub Agreement (but no later than 6 months following such expiration), Dynegy shall have the option, exercisable thereafter at any time or from time to time, to purchase one or more of the Project Subs that own Dynegy Expansion Projects from the Company, exercisable by the delivery to LSP Member of a notice (the “Dynegy Purchase Notice”) that contains (i) notice of its election to purchase the applicable Dynegy Project Sub for cash in the amount equal to its Determined Fair Market Value, (ii) Dynegy’s calculation of the Determined Fair Market Value for such Dynegy Project Sub and (iii) Dynegy’s proposed method of acquiring such Dynegy Project Sub by (A) purchasing such Dynegy Project Sub from the Company directly or (B) first causing the Company to distribute such Dynegy Project Sub to the Members and then purchasing LSP Member’s interest in such Dynegy Project Sub; provided, however, that Dynegy shall not acquire such Dynegy Project Sub pursuant to the method described in Section 13.4(a)(iii)(B) without the prior written consent of LSP Member (which consent shall not be unreasonably withheld).

(b) If LSP Member does not give notice, within 30 days following the delivery of the Dynegy Purchase Notice, to Dynegy that it disagrees with the calculation of the Determined Fair Market Value set forth in the Dynegy Purchase Notice, then LSP Member shall be deemed to have agreed to such calculation. If LSP Member gives notice, within 30 days following the delivery of a Dynegy Purchase Notice, to Dynegy that it disagrees with the determination of the Determined Fair Market Value set forth in the Dynegy Purchase Notice and such dispute is not resolved within 10 Business Days after the delivery of such notice of disagreement, then Dynegy and LSP Member will determine the Determined Fair Market Value of the applicable Dynegy Project Sub by determining the Fair Market Value of the Dynegy Project Sub. The Fair Market Value shall be determined by the Members, each of which shall retain an Initial Appraiser (with the cost of such Initial Appraiser being borne by the Member retaining such Initial Appraiser) to make a determination of the Fair Market Value within 60 days of receipt by LSP Member of the Dynegy Purchase Notice. If the Members’ determinations are within 10% of each other (such percentage being calculated by using the higher of such determinations as the base number), then the average of such determinations shall result in a final, binding determination on the Members. If the determinations are not within 10% of each other, the Members shall enter into good faith negotiations for a 30-day period to determine the Fair Market Value. If the Members still cannot agree after such 30-day period, the Members mutually shall agree on a Final Appraiser to determine the Fair Market Value (with the cost of such Final Appraiser being borne equally by the Members). If the Members cannot agree on a Final Appraiser within three Business Days, the two Initial Appraisers shall select the Final Appraiser within three Business Days thereafter. Each Member shall then have the opportunity to provide supplemental information to the Final Appraiser, including any information used to determine its Initial Appraiser’s determination. The Final Appraiser shall then make a final, binding determination of the Fair Market Value by choosing one of the Initial Appraiser’s determinations in its entirety. Such determination shall be made as soon as reasonably practicable but no later than 30 days after selection of the Final Appraiser. Such determination of the Fair Market Value shall then be used to determine the Determined Fair Market Value for purposes of this Agreement.

(c) The closing of the purchase of any Dynegy Project Sub shall take place on the tenth Business Day after the determination of (or deemed agreement to) the Determined Fair Market Value of such Dynegy Project Sub at the offices of the Company or at such other time or place as may be mutually agreed in writing. Such closing date will be extended to the extent necessary for either Member to secure any required governmental approval or consent so long as that Member is using reasonable efforts to pursue the approval or consent. Each Member will cooperate with, and take such actions as are necessary or appropriate to cause the consummation of, such purchase (including, and by causing its appointed Manager to, voting in favor of, or consenting to, any resolutions necessary or appropriate to cause the Company to take such actions as are necessary to consummate such purchase). At such closing, the Company (or, as applicable, the Member) shall deliver written assignments of all of its right, title and interest in the Dynegy Project Sub in a form reasonably acceptable to the purchaser(s), but containing no representations or warranties other than as may be agreed by Unanimous Board Approval, and Dynegy shall tender cash in an amount equal to (i) if purchased from the Company, the Determined Fair Market Value of the Dynegy Project Sub or (ii) if purchased from LSP Member, the Determined Fair Market Value of the Dynegy Project Sub multiplied by LSP Member’s percentage Interest.

(d) To the extent that a Dynegy Project Sub is purchased from the Company, all cash proceeds from such purchase shall be distributed to the Members promptly thereafter, except to the extent that such distribution would violate applicable law or any contract to which the Company is party.

Section 13.5 LSP Member Governance Dispute Option Concerning Dynegy Expansion Projects.

(a) If a Governance Dispute arises with respect to a Dynegy Expansion Project, then either Member may deliver a notice to the other Member stating (i) that Dynegy shall purchase the Project Sub that owns such Dynegy Expansion Project for its Determined Fair Market Value, (ii) the delivering Member’s calculation of the Determined Fair Market Value for such Dynegy Project Sub and (iii) the delivering Member’s proposed method of acquiring such Dynegy Project Sub by (A) purchasing such Dynegy Project Sub from the Company directly or (B) first causing the Company to distribute such Dynegy Project Sub to the Members and then purchasing LSP Member’s interest in such Dynegy Project Sub; provided, however, that Dynegy shall not acquire such Dynegy Project Sub pursuant to the method described in Section 13.5(a)(iii)(B) without the prior written consent of LSP Member (which consent shall not be unreasonably withheld).

(b) If the receiving Member does not give notice, within 30 days following the delivery of the notice in Section 13.5(a), to the delivering Member that it disagrees with the calculation of the Determined Fair Market Value set forth in such notice, then the receiving Member shall be deemed to have agreed to such calculation. If the receiving Member gives notice, within 30 days following the delivery of such notice, to the delivering Member that it disagrees with the determination of the Determined Fair Market Value set forth in such notice and such dispute is not resolved within 10 Business Days after the delivery of such notice of disagreement, then the Members will determine the Determined Fair Market Value of the applicable Dynegy Project Sub by determining the Fair Market Value of the Dynegy Project Sub. The Fair Market Value shall be determined by the Members, each of which shall retain an Initial Appraiser (with the cost of such Initial Appraiser being borne by the Member retaining such Initial Appraiser) to make a determination of the Fair Market Value within 60 days of receipt by LSP Member of the notice in Section 13.5(a). If the Members’ determinations are within 10% of each other (such percentage being calculated by using the higher of such determinations as the base number), then the average of such determinations shall result in a final, binding determination on the Members. If the determinations are not within 10% of each other, the Members shall enter into good faith negotiations for a 30-day period to determine the Fair Market Value. If the Members still cannot agree after such 30-day period, the Members mutually shall agree on a Final Appraiser to determine the Fair Market Value (with the cost of such Final Appraiser being borne equally by the Members). If the Members cannot agree on a Final Appraiser within three Business Days, the two Initial Appraisers shall select the Final Appraiser within three Business Days thereafter. Each

Member shall then have the opportunity to provide supplemental information to the Final Appraiser, including any information used to determine its Initial Appraiser’s determination. The Final Appraiser shall then make a final, binding determination of the Fair Market Value by choosing one of the Initial Appraiser’s determinations in its entirety. Such determination shall be made as soon as reasonably practicable but no later than 30 days after selection of the Final Appraiser. Such determination of the Fair Market Value shall then be used to determine the Determined Fair Market Value for purposes of this Agreement.

(c) The closing of the purchase of any Dynegy Project Sub shall take place on the tenth Business Day after the determination of (or deemed agreement to) the Determined Fair Market Value of such Dynegy Project Sub at the offices of the Company or at such other time or place as may be mutually agreed in writing. Such closing date will be extended to the extent necessary for either Member to secure any required governmental approval or consent so long as that Member is using reasonable efforts to pursue the approval or consent. Each Member will cooperate with, and take such actions as are necessary or appropriate to cause the consummation of, such purchase (including, and by causing its appointed Manager to, voting in favor of, or consenting to, any resolutions necessary or appropriate to cause the Company to take such actions as are necessary to consummate such purchase). At such closing, the Company (or, as applicable, the Member) shall deliver written assignments of all of its right, title and interest in the Dynegy Project Sub in a form reasonably acceptable to the purchaser(s), but containing no representations or warranties other than as may be agreed by Unanimous Board Approval, and Dynegy shall tender cash in an amount equal to (i) if purchased from the Company, the Determined Fair Market Value of the Dynegy Project Sub or (ii) if purchased from LSP Member, the Determined Fair Market Value of the Dynegy Project Sub multiplied by LSP Member’s percentage Interest.

(d) To the extent that a Dynegy Project Sub is purchased from the Company, all cash proceeds from such purchase shall be distributed to the Members promptly thereafter, except to the extent that such distribution would violate applicable law or any contract to which the Company is party.

Section 13.6 Discontinuing Member. In the event either Member (the “Discontinuing Member”) elects in writing not to proceed with any Development Project, the other Member (the “Continuing Member”), shall have an option, exercisable within 60 days after such election, to purchase from the Company 100% of the outstanding membership interests of the Project Sub that owns such Development Project (or, if the Development Project is not yet owned by a Project Sub, 100% of the assets, interests and property comprising such Development Project) for a purchase price equal to 100% of the out-of-pocket development costs incurred by the Company (including by way of reimbursement of either Member, Devco or any of its members for development costs related to such Development Project) in connection with such Development Project (it being understood that if the Continuing Member does not exercise such option, such Continuing Member does not, with the exception of the right to exercise of such option, forfeit or waive any other rights in this Agreement). The closing of any such purchase will take place on the financial closing date, if any, for the Development Project in question, at the offices of the Company or at such other time or place as may be mutually agreed in writing. Such closing date will be extended to the extent necessary for either Member to secure any required governmental approval or consent so long as that Member is using reasonable efforts to pursue the approval or consent. Each Member will cooperate with, and take such actions as are necessary or appropriate to cause the consummation of, such purchase (including, and by causing its appointed Manager to, voting in favor of, or consenting to, any resolutions necessary or appropriate to cause the Company to take such actions as are necessary to consummate such purchase). At such closing, the Company shall deliver written assignments of all of its right, title and interest in the applicable Project Sub (or assets, interests and property, as applicable) in a form reasonably acceptable to the purchaser(s), but containing no representations or warranties other than as may be agreed by Unanimous Board Approval, and the purchaser shall tender the purchase price in cash. All cash proceeds from such purchase shall be distributed to the Members promptly thereafter, except to the extent that such distribution would violate applicable law or any contract to which the Company is party.

Section 13.7 Project Sub Transfers Contemplated by Financing Plan. If a Financing Plan for a Project Sub has received Unanimous Board Approval that explicitly permits the Project Sub to issue equity for the benefit of both Members or explicitly permits one of the members to issue non-controlling equity for purposes of financing construction of the relevant Development Project, then (i) the Members shall cause the Company to distribute to the Members all of its right, title and interest in the Project Sub (in connection with which distribution, if the Subject Interest is less than all of the Transferring Member’s entire indirect interest in the Project Sub, the members of the Project Sub shall enter into an amended and restated limited liability company agreement with respect to the Project Sub, with substantially the terms of the Project Sub LLC Agreement Term Sheet, with such changes thereto, if any, as may be agreed to by the members of the Project Sub at such times) in proportion to the Members’ relative Interests, (ii) each selling Member shall transfer its direct interest in such former Project Sub to the purchaser thereof upon the terms agreed between such Member and the purchaser, (iii) each selling Member shall cause the purchaser to execute and deliver such documentation as is required by such former Project Sub’s then-current governing documents (iv) the Members shall take such actions as are necessary under such former Project Sub’s then-current governing documents to recognize such transfer and grant to the purchaser all rights formerly associated with the selling Member’s interest in such former Project Sub.

ARTICLE 14

DISSOLUTION AND WINDING UP

Section 14.1 Dissolution. The Company shall be dissolved upon the first of the following events to occur:

(a) the written consent of all of the Members at any time to dissolve and wind up the affairs of the Company; or

(b) the entry of a decree of judicial dissolution of the Company under the Delaware Act.

The death, dissolution or Bankruptcy of a Member or the occurrence of any other event which terminates the continued membership of a Member in the Company shall not dissolve the Company.

Section 14.2 Liquidation.

(a) Except as otherwise provided herein, upon the dissolution of the Company, unless it is reconstituted pursuant to the Delaware Act and this Agreement, no further business shall be conducted except for the taking of such action as shall be necessary for the winding up of the affairs of the Company and the distribution of its assets to the Members pursuant to the provisions of this Section 14.2(a). The Members shall have full authority to wind up the affairs of the Company and to make final distribution as provided herein.

(b) Upon a dissolution of the Company requiring the winding up of its affairs, unless it is reconstituted pursuant to the Delaware Act and this Agreement, the Members (i) shall cause the inventory all of the Company’s assets, as well as the Company’s liabilities, within 30 Business Days of dissolution, and (ii) may sell the Company’s assets at the best price available or may distribute those assets in kind. All of the Company’s assets shall be applied and distributed, according to the fair market value thereof, after the allocations required by Section 7.3 and the allocation thereunder of hypothetical gains or losses from the Company’s assets distributed in kind, in the following order:

(i) to the creditors of the Company;

(ii) to establishing the reserves which the Members may deem necessary for contingent or unforeseen liabilities or obligations of the Company; and

(iii) to the Members in accordance with the positive Capital Account balances of the Members.

Any distributions required under Section 14.2(b)(iii) shall be made to the Members within 120 days after the date of such liquidation.

(c) The Members shall comply with any requirements of the Delaware Act or other applicable law, except as modified by this Agreement, pertaining to the dissolution, liquidation and winding up of a limited liability company, at which time the existence of the Company shall be terminated.

Section 14.3 Deficit Capital Accounts. Notwithstanding anything to the contrary contained in this Agreement, and notwithstanding any custom or rule of law to the contrary, no Member shall have any obligation to eliminate any deficit (negative) balance in its Capital Account upon dissolution or liquidation of the Company regardless of how such negative balance was caused, including by deductions and losses of the Company (including non-cash items such as depreciation) or distributions to Members pursuant to this Agreement, and upon dissolution of the Company, such deficit shall not be an asset of the Company and no Member shall be obligated to contribute any amount to the Company to bring the balance of such Member’s Capital Account to zero; provided that this Section 14.3 shall not affect any obligation of a Member to make Capital Contributions pursuant to Section 5.2.

ARTICLE 15

INDEMNIFICATION AND INSURANCE

Section 15.1 Indemnification and Advance of Expenses.

(a) To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, the Company shall indemnify any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such Person is or was a Member, officer, representative or other agent of the Company (an “Indemnified Person”), or, while a Member, officer, representative or other agent of the Company, is or was serving at the request of the Company as a director, officer, employee, member, manager, partner, representative or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise, against all Damages actually and reasonably incurred by such Person in connection with such action, suit or proceeding if such Indemnified Person acted in good faith and in a manner such Indemnified Person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such Indemnified Person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such Indemnified Person did not act in good faith and in a manner which such Indemnified Person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such Indemnified Person’s conduct was unlawful.

(b) To the extent that an Indemnified Person has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 15.1(a), or in defense of any claim, issue or matter therein, such Indemnified Person shall be indemnified against expenses (including attorneys’ and experts’ fees) actually and reasonably incurred in connection therewith.

(c) Any indemnification under Section 15.1(a) or Section 15.1(b) shall be made assuming that indemnification of the Indemnified Person is proper in the circumstances because such Indemnified Person has met the applicable standard of conduct set forth in Section 15.1(a) or Section 15.1(b); provided, that the Indemnified Person shall provide to the Partnership an undertaking by or on behalf of such Indemnified Person to repay any amounts paid pursuant to such indemnification if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified by the Partnership as authorized in this Section 15.1.

(d) Damages incurred by an Indemnified Person in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if it shall ultimately be determined that such an Indemnified Person is not entitled to be indemnified by the Company as authorized in this Section 15.1.

(e) The indemnification and advancement of Damages provided by, or granted pursuant to, this Section 15.1 shall not be deemed exclusive of any other rights to which Persons seeking indemnification or advancement of Damages may be entitled under any agreement, pursuant to any action of the other Members, officers, representatives or other agents, by operation of law or otherwise, both as to action in such Person’s capacity as a Member, officer, representative or other agent and as to action in another capacity while serving as a Member, officer, representative or other agent of the Company.

Section 15.2 Insurance. The Company may purchase and maintain insurance or another arrangement on behalf of any Person who is or was a Member, officer or other representative against any liability asserted against him or incurred by him in any capacity identified in Section 15.1 or arising out of his status as a Member, officer or other representative, whether or not the Company would have the power to indemnify him against that liability under Section 15.1 or otherwise.

Section 15.3 Limit on Liability of Members. Any indemnification pursuant to this Article 15 shall be made only out of the assets of the Company and shall in no event cause the Members to incur any personal liability beyond their total Capital Contributions, nor shall it result in any liability of any Member to any third party.

ARTICLE 16

DISPUTE RESOLUTION

Section 16.1 Direct Negotiation. The Members encourage the prompt and equitable settlement of all controversies or claims (a “Dispute”) between or among the parties including those arising out of this Agreement or courses of dealing related hereto, including any claim based on or arising from an alleged tort. At any time, any Member can give the other written notice that it desires to settle a Dispute. Within five days of delivery of such notice, each Member will cause an officer having authority to resolve such Dispute, to meet with officers from the other applicable Member(s) for four days out of four continuous weeks. The period from the date of delivery of notice of under this Section 16.1 through the termination of the meeting between such officers is referred to as the “Negotiation Period.”

Section 16.2 Annual Plan/Capital Contribution/Financing Plan Dispute. Following termination of the Project Sub Agreement: (a) if an Annual Plan has not received Unanimous Board Approval by September 1 of a given year, an executive review panel consisting of four executives (two appointed by LSP Member and two appointed by Dynegy) who (i) have decision making ability and (ii) are not Managers shall negotiate in good faith to approve an Annual Plan within 15 Business Days after such September 1, (b) if the Board is prepared to provide Unanimous Board Approval for an Annual Plan as it relates to one or more, but not all, of the Development Projects, then there shall be prepared, and the Board shall separately consider and may provide Unanimous Board Approval for, one or more separate Annual Plans for certain of the Development Projects, (c) if the Board has considered, but is unable to provide Unanimous Board Approval for, any requested Capital Contribution, then, upon written notice provided by one Member to the other Member an executive review panel consisting of four executives (two appointed by LSP Member and two appointed by Dynegy) who (i) have decision making ability and (ii) are not Managers shall negotiate in good faith to approve the requested Capital Contribution (or a modified Capital Contribution) within 15 Business Days after the date of such notice, (d) if an Financing Plan has not received Unanimous Board Approval by September 1 of a given year, an executive review panel consisting of four executives (two appointed by LSP Member and two appointed by Dynegy) who (i) have decision making ability and (ii) are not Managers shall negotiate in good faith to approve a Financing Plan within 15 Business Days after such September 1, or (e) if the Board is prepared to provide Unanimous Board Approval for an Financing Plan as it relates to one or more, but not all, of the Development Projects, then there shall be prepared, and the Board shall separately consider and may provide Unanimous Board Approval for, one or more separate Financing Plans for certain of the Development Projects.

Section 16.3 Other Rights and Remedies. If a Dispute is not resolved during the Negotiation Period, then, subject to Section 16.4, the Members may pursue any and all rights and remedies available to them under applicable law.

Section 16.4. Mandatory Binding Arbitration for Arbitrable Disputes. If the Dispute is an Arbitrable Dispute, a binding arbitration will be held; provided that the foregoing shall not preclude equitable or other judicial relief to enforce the provisions hereof or to preserve the status quo pending resolution of Disputes; and provided further that resolution of Disputes with respect to claims by third Persons will be deferred until any judicial proceedings with respect thereto are concluded. Subject to the provisions of this section, the Members will agree upon the rules of the arbitration prior to the arbitration and based upon the nature of the Dispute. To the extent that the Parties cannot agree on the rules of the arbitration, then the Commercial Arbitration Rules of the American Arbitration Association (AAA) in effect on the date hereof, and except as the applicable rules are modified by this Agreement, will apply. As a minimum set of rules in the arbitration the Parties agree as follows:

(a) The arbitration will be held before a panel of three arbitrators consisting of one arbitrator reasonably selected by each Member, and the third then promptly thereafter selected by those two arbitrators. All arbitrator(s) will be knowledgeable regarding the matter subject to the Dispute. The arbitration proceedings will be held in New York, New York at such location selected by the arbitrators.

(b) The Member initiating arbitration (the “Claimant”) will give to the other Member (the “Respondent”) notice of its intention to arbitrate (the “Demand”). The Demand will contain a statement setting forth in reasonable detail the nature of the Claimant’s claim, the names and addresses of all other parties, the amount involved, if any, and the remedy sought. The Respondent will file an answering statement (the “Answer”) within five Business Days of the Demand. The Answer will contain a statement setting forth in reasonable detail the Respondent’s responses and defenses to the claim. If a counterclaim is asserted, it will be sent with the Answer and will contain a statement setting forth in reasonable detail the nature of the counterclaim, the amount involved, if any, and the remedy sought. The Claimant will file a reply statement (the “Reply”) within five Business Days of the counterclaim. The Reply will contain a statement setting forth in reasonable detail the Claimant’s responses and defenses to the counterclaim. If no Answer or Reply is given within the stated time, the claim or the counterclaim will be assumed to be denied. Failure to file an Answer or Reply will not operate to delay the arbitration.

(c) Unless the parties to the arbitration agree otherwise, no discovery will take place except as provided in this Section 16.4(c). At least 60 days before the date of the hearing, each Member shall provide to each other Member copies of all exhibits, affidavits and other evidence they intend to submit at the hearing, along with the identification of any witnesses to be called and a summary of anticipated testimony. Based on a review of the information provided, and not less than 30 days before the date of the hearing, each Member will provide to each other Member copies of any additional exhibits, affidavits and other evidence they intend to submit at the hearing, along with the identification of any additional witnesses to be called and a summary of anticipated testimony. The arbitrators will be authorized to resolve any disputes concerning the exchange of information.

(d) Within 5 Business Days before the date the arbitration is to begin, each Member will submit to the other and the arbitrators a response in which it proposes a single determination of the damages to be paid in resolution of the Dispute (such Member’s “Proposed Resolution”).

(e) The arbitration hearing will take place over no more than five Business Days beginning no more than 20 Business Days after the date of the Demand, if any.

(f) The arbitrators will be required to select one of the two Proposed Resolutions. The arbitrators will deliver their decision in writing within 10 days after the termination of the arbitration hearings. The arbitrators’ decision will be considered as a final and binding resolution of the disagreement, will not be subject to appeal and may be entered as an order in any court of competent jurisdiction in the United States. Each Member agrees to submit to the jurisdiction of any such court for purposes of the enforcement of any such order. The provisions of this Agreement will be binding on the arbitrators.

(g) Any arbitration proceeding hereunder will be conducted on a confidential basis.

(h) The Members party to such arbitration will bear their respective costs incurred in connection with the arbitration, except that such Members will share equally the fees and expenses of the arbitrators, the costs of obtaining the facility for the arbitration, and the fees and expenses of any experts employed at the arbitrators’ request.

ARTICLE 17

MISCELLANEOUS PROVISIONS

Section 17.1 Notices. Any notice or communication given pursuant to this Agreement must be in writing and may be given by registered or certified mail, and if given by registered or certified mail, shall be deemed to have been given and received when a registered or certified letter containing such notice, properly addressed with postage prepaid is deposited in the United States mails; and if given otherwise than by registered or certified mail, it shall be deemed to have been given when delivered to and received by the party whom addressed. Such notices or communications shall be given to the parties hereto at the following addresses:

If to the Company:

1735 Technology Drive, Suite 820

San Jose, CA 95110

Facsimile: (408) 392-9757

Attention: John T. King

with a copy to each other Member.

If to any of the Members:

To the address set forth below such Member’s name on the signature page hereto.

Any party hereto may designate any other address in substitution for the foregoing address to which such notice shall be given by five (5) days’ notice duly given hereunder to the other parties.

Section 17.2 Governing Law; Venue; Submission to Jurisdiction.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. This Agreement is intended to comply with the requirements of the Delaware Act and the Certificate. In the event of a direct conflict between the provisions of this Agreement and the mandatory provisions of the Delaware Act or any provision of the Certificate, the Delaware Act and the Certificate, in that order of priority, will control.

(b) Each party hereto hereby irrevocably and unconditionally (a) consents and submits to the exclusive jurisdiction of any federal or state court located in the State of Delaware (the “Delaware Courts”) for any actions, suits or proceedings arising out of or relating to this Agreement (and agrees not to commence any litigation relating thereto except in such courts), and (b) waives any objection to the laying of venue of any such litigation in the Delaware Courts and agrees not to plead or claim in any Delaware Court that such litigation brought therein has been brought in any inconvenient forum.

Section 17.3 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Members and their respective permitted heirs, legal representatives, successors and assigns.

Section 17.4 Amendments. This Agreement may be amended only by Unanimous Member Approval.

Section 17.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which taken together shall constitute a single document.

Section 17.6 Execution in Writing. A facsimile, telegram, telex, cablegram or similar transmission by a Member, or a photographic, photostatic, facsimile or similar reproduction of a writing executed by a Member, shall be treated as an execution in writing for purposes of this Agreement.

Section 17.7 Offset. Whenever the Company is to pay any sum to any Member, any amounts that a Member owes the Company (including pursuant to a breach by such Member of its Contribution Agreement) may be deducted from that sum before payment.

Section 17.8 Effect of Waiver or Consent. A waiver or consent, express or implied, to or of any breach or default by any Member in the performance by that Member of its obligations with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that Member of the same or any other obligations of that Member with respect to the Company. Failure on the part of a Member or the Company to complain of any act of any other Member or to declare any Member in default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute-of-limitations period has run.

Section 17.9 Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Member will execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and any actions related therefor, or contemplated thereby.

Section 17.10 Waiver of Certain Rights. Except as otherwise expressly provided herein, each Member irrevocably waives any right it may have to maintain any action for dissolution of the Company or for partition of the property of the Company.

Section 17.11 Notice to Members of Provisions of this Agreement. By executing this Agreement, each Member acknowledges that it has actual notice of (a) all of the provisions of this Agreement, and (b) all of the provisions of the Certificate. Each Member hereby agrees that this Agreement constitute adequate notice of all such provisions.

Section 17.12 Entire Agreement. This Agreement, together with the Exhibits hereto, the Project Sub Agreement, and the certificates, documents, instruments and writings that are delivered pursuant hereto and thereto, constitutes the entire agreement and understanding of the Members in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the Members, written or oral, to the extent they relate in any way to the subject matter hereof. Except as expressly contemplated by Article 15, there are no third party beneficiaries having rights under or with respect to this Agreement.

[The remainder of this page is intentionally left blank; the next page is the signature page.]

IN WITNESS WHEREOF, the Members have executed this Agreement to be effective as of the Effective Date.

DYNEGY INC. (formerly named Dynegy Acquisition, Inc.)

By:	/s/ J. Kevin Blodgett
Name:	J. Kevin Blodgett
Title:	General Counsel, Executive Vice President-Administration and Secretary

Address for Notice:

Dynegy Inc.
1000 Louisiana, Suite 5800
Houston, TX 77002
Telecopy: (713) 767-8288
Attention: Ben Trammell

LS POWER ASSOCIATES, L.P.

By:	/s/ Frank Hardenbergh
Name:
Title:

Address for Notice:

c/o LS Power Development, LLC.
1700 Broadway, 35th Floor
New York, NY 10019
Facsimile: (212) 615-3440
Attention: Senior Counsel

Signature page to LLC Agreement of DLS Power Holdings, LLC